                                                                    EXHIBIT 4.15

                           [AMENDED FORM OF INDENTURE]


                           --------------------------

                                GRUPO TMM, S.A.,
                                    as Issuer


                           TMM HOLDINGS, S.A. DE C.V.,
                                  as Guarantor


                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee


                                    INDENTURE

                             Dated as of May___, 2003


                            12% Senior Notes Due 2004

                           --------------------------

                                Table of Contents

                                                                                                      Page
                                                                                                      ----
ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS  OF GENERAL APPLICATION.....................................1

   SECTION 1.01  Definitions.............................................................................1
   SECTION 1.02  Compliance Certificates and Opinions...................................................16
   SECTION 1.03  Form of Documents Delivered to Trustee.................................................17
   SECTION 1.04  Notices, Etc., to Trustee and Company..................................................18
   SECTION 1.05  Notice to Holders; Waiver..............................................................18
   SECTION 1.06  Conflict With Trust Indenture Act......................................................19
   SECTION 1.07  Effect of Headings and Table of Contents...............................................19
   SECTION 1.08  Successors and Assigns.................................................................19
   SECTION 1.09  Separability Clause....................................................................19
   SECTION 1.10  Benefits of Indenture..................................................................19
   SECTION 1.11  Governing Law..........................................................................19
   SECTION 1.12  Legal Holidays.........................................................................19
   SECTION 1.13  Appointment of Agent for Service.......................................................20
   SECTION 1.14  Counterpart Originals..................................................................20

ARTICLE TWO NOTE FORMS..................................................................................20

   SECTION 2.01  Forms Generally........................................................................20
   SECTION 2.02  Form of Face of Note...................................................................20
   SECTION 2.03  Form of Reverse of Note................................................................22
   SECTION 2.04  Form of Guarantee......................................................................28
   SECTION 2.05  Form of Trustee's Certificate of Authentication........................................30

ARTICLE THREE THE NOTES.................................................................................30

   SECTION 3.01  Title and Terms........................................................................30
   SECTION 3.02  Denominations; Payment Currency........................................................30
   SECTION 3.03  Execution, Authentication, Delivery and Dating.........................................30
   SECTION 3.04  Temporary Notes........................................................................31
   SECTION 3.05  Registration; Registration of Transfer and Exchange....................................31
   SECTION 3.06  Mutilated, Destroyed, Lost and Stolen Notes............................................32
   SECTION 3.07  Payment of Interest; Interest Rights Preserved.........................................33
   SECTION 3.08  Persons Deemed Owners..................................................................34
   SECTION 3.09  Cancellation...........................................................................34
   SECTION 3.10  Computation of Interest................................................................35

ARTICLE FOUR REDEMPTION OF NOTES........................................................................35

   SECTION 4.01  Right of Redemption....................................................................35
   SECTION 4.02  Applicability of Article...............................................................35

   SECTION 4.03  Election to Redeem; Notice to Trustee..................................................35
   SECTION 4.04  Selection by Trustee of Notes to Be Redeemed...........................................36
   SECTION 4.05  Notice of Redemption...................................................................36
   SECTION 4.06  Deposit of Redemption Price............................................................37
   SECTION 4.07  Notes Payable on Redemption Date.......................................................37
   SECTION 4.08  Notes Redeemed in Part.................................................................37
   SECTION 4.09  Optional Redemption Due to Changes in Tax Treatment....................................37

ARTICLE FIVE COVENANTS..................................................................................38

   SECTION 5.01  Payments of Principal, Premium, if any, and Interest...................................38
   SECTION 5.02  Maintenance of Office or Agency........................................................38
   SECTION 5.03  Money for Note Payments to be Held in Trust............................................38
   SECTION 5.04  Existence..............................................................................40
   SECTION 5.05  Maintenance of Properties; Insurance...................................................40
   SECTION 5.06  Payment of Taxes.......................................................................40
   SECTION 5.07  Annual Officers' Certificate to Trustee................................................40
   SECTION 5.08  Reports to be Furnished to Holders.....................................................41
   SECTION 5.09  Further Assurances.....................................................................42
   SECTION 5.10  Company to Furnish Trustee Information as to Names and Addresses of Holders............42
   SECTION 5.11  Waiver of Stay, Extension or Usury Laws................................................42
   SECTION 5.12  Limitation on Restricted Payments......................................................42
   SECTION 5.13  Limitation on Transactions With Affiliates.............................................44
   SECTION 5.14  Limitation on Indebtedness.............................................................44
   SECTION 5.15  Limitation on Dividend and Other Payment Restrictions Affecting Restricted
                 Subsidiaries...........................................................................46
   SECTION 5.16  Change of Control or Receipt of VAT Proceeds...........................................47
   SECTION 5.17  Limitation on Liens....................................................................49
   SECTION 5.18  Restriction on Asset Dispositions......................................................50
   SECTION 5.19  Limitation on Sale and Leaseback Transactions..........................................53
   SECTION 5.20  Limitation on Issuance of Subordinated Indebtedness....................................53
   SECTION 5.21  Limitation on Investments..............................................................53
   SECTION 5.22  [intentionally omitted]................................................................54
   SECTION 5.23  Limitation on Business Activities......................................................55
   SECTION 5.24  Additional Covenants Applicable to the Guarantor and TMM Multimodal....................55
   SECTION 5.25  Payments for Consent...................................................................56
   SECTION 5.26  Covenant Suspension....................................................................56

ARTICLE SIX REMEDIES....................................................................................57

   SECTION 6.01  Events of Default......................................................................57
   SECTION 6.02  Acceleration of Maturity; Rescission and Annulment.....................................59
   SECTION 6.03  Collection of Indebtedness by Trustee; Trustee May Prove Debt..........................59
   SECTION 6.04  Trustee May File Proofs of Claim.......................................................60
   SECTION 6.05  Trustee May Enforce Claims Without Possession of Notes.................................61

   SECTION 6.06  Application of Money or Property Collected.............................................61
   SECTION 6.07  Limitation on Suits....................................................................62
   SECTION 6.08  Restoration of Rights and Remedies.....................................................62
   SECTION 6.09  Rights and Remedies Cumulative.........................................................62
   SECTION 6.10  Delay or Omission Not Waiver...........................................................63
   SECTION 6.11  Control by Holders.....................................................................63
   SECTION 6.12  Waiver of Past Defaults................................................................63

ARTICLE SEVEN CONCERNING THE TRUSTEE....................................................................64

   SECTION 7.01  Duties of Trustee......................................................................64
   SECTION 7.02  Certain Rights of Trustee..............................................................65
   SECTION 7.03  Trustee Not Responsible for Recitals, Etc..............................................66
   SECTION 7.04  Trustee and Others May Hold Notes......................................................66
   SECTION 7.05  Moneys Held by Trustee or Paying Agent.................................................67
   SECTION 7.06  Compensation of Trustee and Its Lien...................................................67
   SECTION 7.07  Right of Trustee to Rely on Certificate of Certain Officers............................68
   SECTION 7.08  Persons Eligible for Appointment as Trustee............................................68
   SECTION 7.09  Resignation and Removal of Trustee; Appointment of Successor...........................68
   SECTION 7.10  Acceptance of Appointment by Successor Trustee.........................................69
   SECTION 7.11  Merger, Conversion or Consolidation of Trustee.........................................70
   SECTION 7.12  Authenticating Agents..................................................................70
   SECTION 7.13  Reports by Trustee.....................................................................72
   SECTION 7.14  Trustee Risk...........................................................................72

ARTICLE EIGHT CONCERNING THE HOLDERS....................................................................72

   SECTION 8.01  Evidence of Action Taken by Holders....................................................72
   SECTION 8.02  Proof of Execution of Instruments and of Holding of Notes..............................73
   SECTION 8.03  Right of Revocation of Action Taken....................................................74

ARTICLE NINE HOLDERS' MEETINGS..........................................................................74

   SECTION 9.01  Purposes for Which Holders' Meetings May Be Called.....................................74
   SECTION 9.02  Call of Meetings by Trustee............................................................74
   SECTION 9.03  Company and Holders May Call Meeting...................................................75
   SECTION 9.04  Persons Entitled to Vote at Meeting....................................................75
   SECTION 9.05  Determination of Voting Rights; Conduct and Adjournment of Meeting.....................75
   SECTION 9.06  Counting Votes and Recording Action of Meeting.........................................76

ARTICLE TEN SUPPLEMENTAL INDENTURES.....................................................................76

   SECTION 10.01  Supplemental Indentures without Consent of Holders....................................76
   SECTION 10.02  Supplemental Indentures with Consent of Holders.......................................77
   SECTION 10.03  Execution of Supplemental Indentures..................................................78
   SECTION 10.04  Effect of Supplemental Indentures.....................................................78
   SECTION 10.05  Conformity With Trust Indenture Act...................................................78

   SECTION 10.06  Reference in Notes to Supplemental Indentures.........................................78

ARTICLE ELEVEN SUCCESSOR CORPORATION....................................................................78

   SECTION 11.01  When Company May Merge, Etc...........................................................78
   SECTION 11.02  Successor Corporation.................................................................79

ARTICLE TWELVE SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS................................80

   SECTION 12.01  Termination of Company's Obligations..................................................80
   SECTION 12.02  Application of Trust Money............................................................82
   SECTION 12.03  Repayment to Company..................................................................82
   SECTION 12.04  Reinstatement.........................................................................82

ARTICLE THIRTEEN IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS........................83

   SECTION 13.01  Personal Immunity from Liability of Incorporators, Stockholders, Etc..................83

ARTICLE FOURTEEN GUARANTEE..............................................................................83

   SECTION 14.01  Guarantee.............................................................................83
   SECTION 14.02  Execution and Delivery of Guarantee...................................................85
   SECTION 14.03  When the Guarantor and TMM Multimodal May Merge, Etc..................................85
   SECTION 14.04  Application of Certain Terms and Provisions to the Guarantor..........................85

CROSS-REFERENCE TABLE*

                                                                      Indenture
TIA Section                                                           Section
--------------------------------------------------------------------  ---------
310(a)(1)                                                             7.08
  (a)(2)                                                              7.08
  (a)(3)                                                              N.A.
  (a)(4)                                                              N.A.
  (a)(5)                                                              7.08
  (b)                                                                 N.A.
  (c)                                                                 N.A.
311(a)                                                                N.A.
  (b)                                                                 N.A.
  (c)                                                                 N.A.
312(a)                                                                5.10
  (b)                                                                 N.A.
  (c)                                                                 N.A.
313(a)                                                                7.13
  (b)                                                                 N.A.
  (c)                                                                 7.13
  (d)                                                                 5.08
314(a)                                                                N.A.
  (b)                                                                 N.A.
  (c)                                                                 1.02
  (d)                                                                 N.A.
  (e)                                                                 1.02
  (f)                                                                 N.A.
315(a)                                                                7.01, 7.02, 7.07
  (b)                                                                 N.A.
  (c)                                                                 7.01(a)
  (d)                                                                 7.01(c)
  (e)                                                                 N.A.
316(a)                                                                6.02, 6.11, 6.12
  (b)                                                                 N.A.
  (c)                                                                 8.02
317(a)                                                                6.04, 6.05
  (b)                                                                 7.05
318(a)                                                                1.06
  (b)                                                                 N.A.
  (c)                                                                 N.A.

----------
  N.A. means not applicable
  *This Cross-Reference table shall not, for any purpose, be deemed to be part of the Indenture

          INDENTURE, dated as of May __, 2003, by and between GRUPO TMM, S.A., a corporation duly organized and existing under the laws of the United Mexican States (herein called the "Company"), having its principal business office at Avenida de la Cuspide, No. 4755, Colonia Parques del Pedregal, 14010 Mexico, D.F., TMM HOLDINGS, S.A. DE C.V., a corporation duly organized and existing under the laws of the United Mexican States (herein called the "Guarantor"), having its principal business office at Avenida de la Cuspide, No. 4755, Colonia Parques del Pedregal, 14010 Mexico and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (herein called the "Trustee"), having its principal trust office at 101 Barclay Street, New York, New York 10286,
Attention: Corporate Trust Administration.

          Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's 12% Senior Notes due 2004 (the "Notes"):

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          SECTION 1.01 DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with IAS (as hereinafter defined); and

          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition.

          "ADDITIONAL LIENS" shall have the meaning assigned to such term in
Section 5.17.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AFFILIATE TRANSACTION" shall have the meaning assigned to such term in Section 5.13.

          "ASSET DISPOSITION" means any sale, lease, conveyance, transfer or other disposition (or series of related sales, leases, conveyances, transfers or dispositions) of any Capital Stock of a Restricted Subsidiary of the Company (whether or not upon issuance), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, whether for cash or other consideration, other than (i) a disposition by a Wholly Owned Subsidiary of the Company to the Company or another Wholly Owned Subsidiary of the Company, (ii) a disposition by the Company to a Wholly Owned Subsidiary of the Company, (iii) the disposition in any single transaction or series of transactions of any assets or Capital Stock or other ownership interest by the Company or its Restricted Subsidiaries if the gross proceeds thereof (exclusive of indemnities) do not exceed $10 million (such proceeds, to the extent not in cash, to be determined in good faith by the Board of Directors) in any 12-month period, (iv) an exchange of assets, PROVIDED the assets received are to be used in the lines of business engaged in by the Company or any of its Restricted Subsidiaries on the Initial Issuance Date or reasonably related extensions of such lines of business, (v) a Qualifying Disposition or a disposition that is governed by Article Eleven, (vi) a disposition of assets in one or a series of related transactions which are no longer used or, in the reasonable opinion of the Company (which, in the case of each disposition for gross proceeds in excess of $2 million will be evidenced by a Board Resolution as set forth in an Officers' Certificate delivered to the Trustee) useful in the business of the Company or any Restricted Subsidiary or
(vii) a disposition pursuant to a Qualifying PEMEX Securitization Transaction.

          "ASSOCIATE" has the meaning assigned to such term in Rule 12b-2 of the rules and regulations of the Commission promulgated under the Exchange Act.

          "ATTRIBUTABLE DEBT" means, with respect to a sale and leaseback transaction, as at the time of determination, the greater of (a) the fair market value of the property subject to such sale and leaseback transaction (as set forth in a Board Resolution) and (b) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended).

          "AUTHENTICATING AGENT" means any agent of the Trustee which at any time shall be appointed and acting pursuant to the provisions of Section 7.12.

          "AVERAGE LIFE" means as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

          "BANKRUPTCY LAW" shall have the meaning assigned to such term in
Section 6.01(8).

          "BENEFITED PARTY" shall have the meaning assigned to such term in
Section 14.01.

          "BOARD OF DIRECTORS" means the Board of Directors of any Person, or any duly authorized committee of such Board or any officers of such Person duly authorized so to act by such Board, provided that if the transaction giving rise to the need for action by the Board of Directors of such Person, together with any related transactions, involve aggregate value or consideration in excess of $10 million, "Board of Directors" means the entire Board of Directors of such Person and not a committee of such Person or an officer of such Board; provided, further, that any action required to be taken by the Board of Directors of the Company or any of its Restricted Subsidiaries with respect to the sale or sale and leaseback of any individual vessel may be taken by the Executive Committee of such Board of Directors.

          "BOARD RESOLUTION" means a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of any Person to have been duly adopted by the Board of Directors, or by the Executive Committee of the Board of Directors or any other committee of such Person to the extent that such other committee has been authorized by the Board of Directors to adopt a "Board Resolution" for purposes hereof, and to be in full force and effect on the date of such certification, or a certificate executed by officers of such Person to the extent that such officers have been authorized to act for purposes hereof setting forth the action taken by such officers and stating that the officers are duly authorized to take such action, in each case as filed with the corporate records of such Person.

          "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by or pursuant to law, regulation or executive order to close.

          "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock and warrants, options and similar rights to acquire such capital stock (other than debt securities convertible into or exchangeable for such capital stock).

          "CAPITALIZED LEASE OBLIGATION" of any Person means any obligation of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation on a balance sheet of such Person under IAS and, for purposes of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with IAS. For purposes of this definition, with respect to the Company, "Person" shall mean the Company or any Restricted Subsidiary, as the case may be.

          "CASH EQUIVALENTS" means (i) any evidence of indebtedness, maturing not more than one year after the date of purchase, issued or fully guaranteed or insured by the United Mexican States, the United States of America, or an instrumentality or agency thereof, (ii) any certificate of deposit, Eurodollar time deposit, overnight bank deposit or bankers acceptance maturing not more than one year after the date of purchase, issued by, or time deposit of, a commercial banking institution which has combined capital and surplus and undivided profits of not less than $100,000,000, (iii) commercial paper, maturing not more than 180 days after the date of purchase, issued by a corporation (other than an Affiliate of the Company) organized and existing under the laws of the United Mexican States or the United States of America or any State thereof or the District of Columbia which is rated, at the time as of which any investment therein is made, "P-1" (or higher) by Moody's or "Al" (or higher) by Standard & Poor's, (iv) money market funds and (v) deposits with financial institutions available for withdrawal on demand.

          "CHANGE OF CONTROL" shall have the meaning assigned to such term in
Section 5.16.

          "CHANGE OF CONTROL REPURCHASE DATE" shall have the meaning assigned to such term in Section 5.16.

          "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "COMPANY" means the Person named as the "Company" in the first paragraph of this Indenture and its successors and assigns.

          "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chief Executive Officer, its Director General, its Chief Operating Officer, or its Chief Financial Officer, and by its Director of Administration, its Treasurer or any other duly authorized officer, and delivered to the Trustee.

          "CONSOLIDATED AMORTIZATION EXPENSE" of any Person means, for any period, the amortization expense of such Person and its Subsidiaries, determined on a consolidated basis for such period in accordance with IAS. In applying this definition to the Company, "Person" shall mean the Company, and "Subsidiaries" shall mean Restricted Subsidiaries.

          "CONSOLIDATED CASH FLOW AVAILABLE FOR INTEREST EXPENSE" of any Person means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) Consolidated Income Tax Expense, (iv) Consolidated Depreciation Expense, (v) Consolidated Amortization Expense and (vi) other non-cash items reducing Consolidated Net Income, all as determined on a consolidated basis for such Person and its

Subsidiaries for such period in accordance with IAS. For purposes of this definition, with respect to the Company, "Person" shall mean the Company, and "Subsidiaries" shall mean Restricted Subsidiaries.

          "CONSOLIDATED DEBT SERVICE COVERAGE RATIO" of any Person means the ratio of (i) the aggregate amount of Consolidated Cash Flow Available for Interest Expense of such Person for the four full fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated Debt Service Coverage Ratio (the "TRANSACTION DATE") to (ii) the aggregate Consolidated Interest Expense of such Person for the fiscal quarter in which the Transaction Date occurs and to be accrued during the three fiscal quarters immediately subsequent to such fiscal quarter (based upon the pro forma amount of Indebtedness of such Person and its consolidated Subsidiaries expected by such Person to be outstanding on the Transaction Date); provided that in making the calculation of Consolidated Interest Expense for purposes of this clause
(ii), interest on any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period unless such Person is a party to an Interest Swap Obligation which has the effect of reducing the rate below the rate on the date of computation, in which case such lower rate shall be used. For purposes of the first sentence of this definition, "Consolidated Cash Flow Available for Interest Expense" and "Consolidated Interest Expense" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness of such Person or any Subsidiary of such Person during the period commencing on the first day of the four full fiscal quarters immediately preceding the Transaction Date for which financial information in respect thereof is available to and including the Transaction Date (the "REFERENCE PERIOD"), (ii) the repayment of any Indebtedness of such Person or a Subsidiary of such Person during the Reference Period with the proceeds of any Indebtedness referred to in the immediately preceding clause (i) or the proceeds from the sale or other disposition of assets referred to in clause (iv) below, (iii) the acquisition by such Person or any Subsidiary of such Person during the Reference Period of any other Person which, as a result of such acquisition, becomes a Subsidiary of such Person or the acquisition of assets during the Reference Period from any Person which constitutes all or substantially all of an operating unit or business of such Person and (iv) any sale or other disposition of assets or properties outside the ordinary course of business by such Person occurring during the Reference Period, as if such incurrence, repayment, acquisition, sale or disposition occurred on the first day of the Reference Period. In addition, for purposes of this definition, (x) the Consolidated Debt Service Coverage Ratio of the Company shall be calculated on a pro forma basis without giving effect to assets or liabilities or results of operations of Grupo Servia prior to the effective date of the Merger; (y) with respect to the Company, "Person" shall mean the Company; and (z) "Subsidiary" shall mean a Subsidiary other than Grupo TFM and its consolidated subsidiaries.

          "CONSOLIDATED DEPRECIATION EXPENSE" of any Person means, for any period, the depreciation and depletion expense of such Person and its Subsidiaries, determined on a consolidated basis for such period in accordance with IAS. For purposes of this definition, with respect to the Company, "Person" shall mean the Company, and "Subsidiaries" shall mean Restricted Subsidiaries.

          "CONSOLIDATED INCOME TAX EXPENSE" of any Person means, for any period, the aggregate of the income tax expense of such Person and its Subsidiaries, determined on a consolidated basis for such period in accordance with IAS. For purposes of this definition, with respect to the Company, "Person" shall mean the Company, and "Subsidiaries" shall mean Restricted Subsidiaries.

          "CONSOLIDATED INTEREST EXPENSE" of any Person means, for any period, the aggregate of (a) the interest expense of such Person and its Subsidiaries (including, without limitation, amortization of the issuance cost of any Indebtedness other than the Notes, original issue cost of any Indebtedness other than the Notes, original issue discount on any Indebtedness, the interest portion of any deferred payment obligation in accordance with the effective interest method of accounting, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings and the net cost associated with Interest Swap Obligations to the extent attributed to such period), and (b) the interest expense of such Person and its Subsidiaries with respect to guaranteed Indebtedness (to the extent not included in clause (a) above), all as determined on a consolidated basis for such period in accordance with IAS. In applying this definition to the Company, "Person" shall mean the Company, and "Subsidiaries" shall mean Restricted Subsidiaries.

          "CONSOLIDATED NET INCOME" of a Person means, for any period, the aggregate of the net income or loss of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with IAS, provided that
(i) the net income (or loss) of any person which is not a Subsidiary of such Person or which is accounted for by the equity method of accounting, shall be included only to the extent of the amount of cash dividends or distributions paid by such person or its consolidated subsidiaries to such Person in such period, (ii) the net income (or loss) of any Subsidiary that is subject to any restriction or limitation on the payment of dividends and other distributions (including loans or advances) by operation of the terms of its charter or by agreement, instrument, judgment, decree, order or governmental regulation applicable to the Subsidiary shall be excluded to the extent of such restriction or limitation in such period, (iii) the net income (or loss) of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) any cash gains or losses attributable to dispositions of capital assets shall be included, including provisions for any such dispositions, and any non-cash extraordinary items shall be excluded, and (v) the net income (or loss) from discontinued operations shall be excluded. For purposes of calculating "Consolidated Net Income" of the Company for any period, each reference in the foregoing definition to a "Subsidiary" or "Subsidiaries" shall be deemed a reference to a Subsidiary other than Grupo TFM and its consolidated subsidiaries.

          "CONSOLIDATED NET WORTH" means, with respect to any Person, as at any date of determination, consolidated stockholders' equity of such Person and its Subsidiaries determined on a consolidated basis in accordance with IAS, but excluding

(to the extent not already excluded from such stockholders' equity) any amounts attributable to Disqualified Stock of such Person. For purposes of this definition, with respect to the Company, "Person" shall mean the Company, and "Subsidiaries" shall mean Restricted Subsidiaries.

          "CONSOLIDATION" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent that the accounts of such Person and each of its Subsidiaries would normally be consolidated, all in accordance with IAS. The term "consolidated" shall have a similar meaning.

          "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date of execution of this Indenture is 111 Wall Street, 14th Floor, Zone 3, New York, New York 10005, Attention: Corporate Agency and Trust.

          "CPO TRUSTEE" means the Trustee with respect to the Company's outstanding certificados de participacion ordinarios (CPOs).

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

          "DEFAULT" means any event which is, or after notice or passage of time would be, an Event of Default.

          "DEFAULTED INTEREST" shall have the meaning specified in Section 3.07.

          "DISQUALIFIED STOCK" of any Person means any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the stated final maturity of the Notes, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for any Capital Stock of such Person that is not Disqualified Stock.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Section 6.01.

          "EXCESS PROCEEDS" shall have the meaning assigned to such term in
Section 5.18(b).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXISTING LIENS" shall have the meaning assigned to such term in
Section 5.17.

          "GROUP" shall have the meaning assigned to such term in Section 5.16.

          "GRUPO SERVIA" means Grupo Servia, S.A. de C.V., a corporation organized under the laws of the United Mexican States.

          "GRUPO TFM" means Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V., a corporation organized under the laws of the United Mexican States.

          "GUARANTEE" means, as applied to any Indebtedness, (i) a guarantee (other than by endorsement of negotiating instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Indebtedness or (ii) an agreement, direct or indirect, contingent or otherwise, providing assurance of the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. Notwithstanding anything herein to the contrary, a guarantee shall not include any agreement solely because such agreement creates a Lien on the assets of any Person or any agreement providing for indemnification. The amount of a guarantee shall be deemed to be the maximum amount of the Indebtedness guaranteed for which the guarantor could be held liable under such guarantee. When used with respect to the Notes, a "Guarantee" means the guarantee by the Guarantor of all or any part of the Notes, in accordance with Article Fourteen.

          "GUARANTEE OBLIGATIONS" shall have the meaning assigned to such term in Section 14.01.

          "GUARANTOR" means the Person named as the "Guarantor" in the first paragraph of this Indenture and its successors and assigns.

          "HOLDER" means a Person in whose name a Note is registered in the Note Register.

          "IAS" means accounting principles issued by the International Accounting Standards Committee as in effect from time to time; provided that with respect to the obligations of the Company under Articles Five and Eleven, "IAS" means accounting principles issued by the International Accounting Standards Committee as in effect on the date of this Indenture, in each case, as consistently applied by the Company.

          "INCURRENCE" shall have the meaning assigned to such term in Section 5.14(a).

          "INDEBTEDNESS" with respect to any Person means (without duplication) any liability, whether or not contingent, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments, or (ii) representing the balance deferred and unpaid of the purchase price of any property, conditional sales obligations and obligations under any title retention agreement (but excluding trade account payables and other accrued current liabilities arising in the ordinary course of business), and shall also include (without duplication) (a) any Capitalized Lease Obligations, (b) the maximum fixed repurchase price of any Disqualified Stock of such Person, (c) obligations of others secured by a Lien to which any property or asset, including leasehold interests under Capitalized Lease Obligations and any other tangible or intangible property rights, owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed (provided that, if the obligations have not been assumed, such obligations shall be deemed to be in an amount equal to the fair market value of the property or properties to which the Lien relates, as determined in good faith by the Board of Directors of such Person and as evidenced by a Board Resolution), (d) reimbursement obligations in respect of letters of credit (other than letters of credit issued for the benefit of trade creditors in the ordinary course of business of such Person in connection with obtaining goods, materials or services) and (e) guarantees with respect to the foregoing items (regardless of whether the foregoing items would appear as a liability on a balance sheet of such Person prepared on a consolidated basis in accordance with
IAS); provided that, for the purpose of computing the amount of Indebtedness of such Person outstanding at any time, such items shall be excluded to the extent that they would be eliminated as intercompany items for purposes of such Person's consolidated financial statements. For purposes of the preceding sentence, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person and evidenced by a Board Resolution. Notwithstanding anything in this definition to the contrary, "Indebtedness" shall not include (i) customer advance payments and customer deposits received by the Company or any Restricted Subsidiary in the ordinary course of business or (ii) revenue and costs of voyages in process. For purposes of this definition, with respect to the Company, "Person" shall mean the Company, and "Subsidiary" shall mean a Restricted Subsidiary. For the avoidance of doubt, the obligations of the Company and its Restricted Subsidiaries under the agreements entered into in connection with the Receivables Securitization Facility shall not be considered to be "Indebtedness" for purposes of this Indenture.

          "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "INITIAL ISSUANCE DATE" means __________, 1993.

          "INTEREST PAYMENT DATE" means the Stated Maturity of the Notes.

          "INTEREST RATE AGREEMENT" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

          "INTEREST SWAP OBLIGATIONS" means, with respect to any Person, the obligations of such Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall also include, without limitation, interest rate exchange, collar, cap, ceiling rate or similar agreements providing interest rate protection.

          "INVESTMENT" means any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property (other than Capital Stock of the Company which is not Disqualified Stock) to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued by any other Person.

          "INVESTMENT GRADE RATING" means a rating equal to or higher than BBB- (or the equivalent at the time) from Standard & Poor's and Baa3 (or the equivalent at the time) by Moody's.

          "LIEN" means any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof), and any agreement to give a lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or other encumbrance of any kind. For the avoidance of doubt, the arrangements entered into by the Company and its Restricted Subsidiaries under the [Amended and Restated Option Agreement], dated as of October [ ], 2002, or any other similar arrangements that are hereafter entered into relating to the same or other assets of the Company or its Restricted Subsidiaries, in each case with respect to the Receivables Securitization Facility shall not be considered to be a "Lien" for purposes of this Indenture.

          "MAJOR ASSET SALE" means the TFM Sale, the Port Sale and any other Asset Disposition where the assets disposed of consist of (i) any Capital Stock of a Restricted Subsidiary, (ii) any securities received in any Qualified Disposition, or (iii) all or any substantial portion of the assets of any Restricted Subsidiary. For purposes of this definition of Major Asset Sale, the provision of clauses (iii) and (v) of the definition of Asset Disposition shall not apply.

          "MANAGEMENT AGREEMENT" means the professional services agreement between the Company and Grupo Servia dated as of January 1, 1991, as amended by a Convenio Modificatorio, dated as of January 1, 1996, and by a Convenio de Adhesion, dated February 1, 1999, and as further amended by a Convenio Suplementario, dated December 21, 2000.

          "MATURITY", when used with respect to any Note, means the date on which the principal (or a portion thereof) of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "MEASUREMENT DATE" shall have the meaning assigned to such term in
Section 5.22(c).

          "MERGER" means the merger on December 27, 2001 of Transportacion Maritima Mexicana, S.A. de C.V. with and into Grupo Servia, S.A. de C.V., and the change of the name of the surviving entity to Grupo TMM, S.A. de C.V.

          "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

          "NET CASH PROCEEDS" means cash payments in U.S. dollars or a currency freely convertible into U.S. dollars received by the Company or any of its Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise or amounts eliminated from any reserve referred to in clause (v) below, but only as and when received or eliminated) from any Asset Disposition (after repayment of any Indebtedness due by reason of such Asset Disposition) made by the Company or such Restricted Subsidiaries after the Initial Issuance Date, in each case net of the amount of (i) brokers' and advisors' fees and commissions payable in connection with such Asset Disposition, (ii) all foreign, Federal, state and local taxes payable as a direct consequence of such Asset Disposition, including in connection with the payment of a dividend, or the making of a distribution, by a Restricted Subsidiary of the Company of such cash payments to the Company or any Restricted Subsidiary of the Company (including, without limitation, taxes withheld in connection with repatriation of such proceeds), net of any tax benefits derived in respect of such dividend or distribution, (iii) the fees and expenses attributable to such Asset Disposition to the extent not included in clause (i), except to the extent payable to any Affiliate of the Company, (iv) any amount required to be paid to any Person (other than the Company or any of its Restricted Subsidiaries) owning a beneficial interest in the property or assets sold, and (v) deduction of appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve, in accordance with IAS, against any liabilities retained by the Company or any Restricted Subsidiary of the Company associated with such assets after such Asset Disposition, including, without limitation, any indemnification or purchase price adjustment associated with such Asset Disposition. For purposes of the foregoing, Net Cash Proceeds shall be deemed to include awards of compensation for any asset or property or group thereof taken by condemnation or eminent domain and insurance proceeds for the loss of or damage to any asset or property if such awards or proceeds equal or exceed $500,000 (per occurrence) and within 180 days after the receipt thereof such asset or property has not been replaced or repair or construction has not commenced, provided that if, at any time such repair or construction is abandoned or otherwise discontinued prior to completion or is not diligently pursued, such remaining awards or proceeds, as the case may be, shall constitute Net Cash proceeds at such time.

          "NET CASH PROCEEDS OFFER" shall have the meaning assigned to such term in Section 5.18(b).

          "NET CASH PROCEEDS OFFER AMOUNT" shall have the meaning assigned to such term in Section 5.18(b).

          "NET CASH PROCEEDS PURCHASE DATE" shall have the meaning assigned to such term in Section 5.18(b).

          "NOTE REGISTER" and "NOTE REGISTRAR" shall have the respective meanings specified in Section 3.05.

          "NOTES" shall have the meaning assigned to such term in the recitals above.

          "OFFER" shall have the meaning assigned to such term in Section 5.16.

          "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President, or any Vice President, and the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary, of the Company, and delivered to the Trustee. Each such Officers' Certificate shall comply with Section 1.02.

          "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for or an employee of the Company, which is acceptable in form and substance to the Trustee. Each Opinion of Counsel shall comply with Section 1.02.

          "OUTSTANDING", when used with reference to Notes means, as of the date of determination, all Notes authenticated and delivered by the Trustee under this Indenture, except

          (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Notes or portions thereof for the payment or redemption of which moneys shall have been deposited in trust with the Trustee, provided that if such Notes are to be redeemed, notice of such redemption shall have been given pursuant to this Indenture, or provision satisfactory to the Trustee has been made; and

          (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to Section 3.06;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

          "PAYING AGENT" means any Person authorized by the Company to pay the principal of, premium, if any, and interest on the Notes on behalf of the Company.

          "PERSON" or "PERSON" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or a government or any agency or political subdivision thereof.

          "PLACE OF PAYMENT" means the principal office of the Trustee and such other place or places where the principal of, premium, if any, and interest on the Notes are payable.

          "PORT SALE" means a transaction through which the Company sells its interest in its ports and terminals division to an affiliate of Stevedoring Services of America, Inc. ("SSA").

          "PREDECESSOR NOTE" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

          "PURCHASE MONEY LIENS" shall have the meaning assigned to such term in
Section 5.17.

          "QUALIFYING DISPOSITION" means any (i) sale, conveyance, transfer or other disposition (or series of related sales, conveyances, transfers or other dispositions) of the Capital Stock of TMM Multimodal or Grupo TFM (or any successor of either of them) or (ii) any merger or consolidation with or of TMM Multimodal or Grupo TFM (or any successor of either of them) where:

          (1) the Company and the Guarantor receive an opinion from an independent investment banking firm of national standing in Mexico and the United States to the effect that the consideration to be received in connection with such transaction is fair, from a financial point of view, to TMM Multimodal or the Guarantor, as the case may be;

          (2) the consideration to be received in connection with the transaction will be cash, securities or a combination thereof;

          (3) any securities received in such transaction are issued by an entity that is eligible to register securities on Form F-3 or Form S-3 under the Securities Act and such securities so received are either (x) freely transferable under the Securities Act or (y) entitled to the benefits of a registration rights agreement pursuant to which the issuer of such securities is required to effect a registration under the Securities Act of the shares received in such transaction not later than six months after the closing of the transaction (subject to customary blackout, hold-back and other similar provisions);

          (4) if equity securities of any entity constitute a portion of the consideration received in connection with the transaction and following the transaction the Company directly and indirectly owns a majority of the voting interests or economic interests in such entity, such entity shall expressly assume, by written agreement executed and delivered to the Trustee in form satisfactory to the Trustee, TMM Multimodal's agreement to be bound by the terms of this Indenture applicable to it; and

          (5) the party to which such shares of Capital Stock are sold, conveyed, transferred or otherwise disposed of or with or into which such TMM Multimodal or Grupo TFM (or any successor of either of them) is merged is not an Affiliate of the Company.

          For purposes of determining whether any series of related transactions shall be considered a Qualifying Disposition, all of such related transactions shall be viewed as a single integrated transaction and any intermediate steps in such transaction shall not be considered individually. The TFM Sale shall be a Qualifying Disposition.

          "QUALIFYING PEMEX SECURITIZATION TRANSACTION" means a transaction in which:

          (1) certain assets of the Company or a Restricted Subsidiary used or intended to be used in connection with services to be rendered to or contracts with Petroleos Mexicanos are transferred at fair market value to an entity formed for the sole purpose of participating in the Qualifying PEMEX Securitization Transaction;

          (2) the Company receives an opinion as to the fairness of such transaction to the Company from a financial point of view issued by an investment banking firm of national standing in the United States and Mexico; and

          (3) such entity incurs Indebtedness secured by such assets that is not guaranteed by, do not have recourse to, and does not constitute Indebtedness of, the Company or any of its Restricted Subsidiaries.

          "RECEIVABLES SECURITIZATION FACILITY" means the receivables securitization facility established pursuant to the Amended and Restated Master Trust Agreement, dated as of October 25, 2002, and the documents related thereto, in each case as in effect from time to time, and any replacement, refinancing or extension thereof.

          "REDEMPTION DATE", when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

          "REDEMPTION PRICE", when used with respect to any Note to be redeemed, means the price (exclusive of accrued interest and Additional Amounts, if any) at which it is to be redeemed pursuant to this Indenture.

          "REFINANCING INDEBTEDNESS" shall have the meaning assigned to such term in Section 5.14(b)(vii).

          "REPURCHASE DATE" shall have the meaning assigned to such term in
Section 5.16.

          "REQUIRED RATING AGENCIES" means Standard & Poor's and Moody's.

          "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any officer within the Corporate Trust Office (or any successor office) of the Trustee, including, without limitation, any Vice President, any Assistant Vice President, any Senior Trust Officer, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, who shall, in any case, be responsible for the administration of this document or have familiarity with it, and also means, with respect to particular corporate trust matters, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "RESTRICTED PAYMENTS" shall have the meaning assigned to such term in
Section 5.12(a).

          "RESTRICTED SUBSIDIARY" means any consolidated Subsidiary of the Company other than Grupo TFM and its consolidated subsidiaries and other than any Subsidiary formed for the sole purpose of, and whose only operations consist of, participating in a Qualifying PEMEX Securitization Transaction.

          "REVERSION DATE" means any date on which either of the following occur: (i) one or both Rating Agencies withdraws or downgrades its rating of the Notes such that the Notes no longer have Investment Grade Ratings from the Required Rating Agencies, or (ii) an Event of Default occurs and is continuing.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "STANDARD & POOR'S" means Standard & Poor's, a division of McGraw-Hill Inc., or any successor thereto.

          "STATED MATURITY", when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

          "SUBSIDIARY" means any corporation of which the Company directly or indirectly owns or controls stock which under ordinary circumstances (not dependent upon the happening of a contingency) has voting power to elect a majority of the board of directors of such corporation.

          "SURVIVING ENTITY" shall have the meaning assigned to such term in
Section 11.01 (1).

          "SUSPENSION DATE" means any date on which the Notes have received Investment Grade Ratings from the Required Rating Agencies.

          "SUSPENSION PERIOD" means the period of time beginning on any Suspension Date and ending on the next succeeding Reversion Date.

          "TFM" means TFM, S.A. de C.V., a corporation organized under the laws of the United Mexican States.

          "TFM SALE" means a transaction through which the Company sells its entire interest in Grupo TFM to Kansas City Southern ("KCS").

          "TMM MULTIMODAL" means TMM Multimodal, S.A. de C.V., a corporation organized under the laws of the United Mexican States.

          "TRANSFER" shall have the meaning assigned to such term in Section 11.01.

          "TRIGGERING EVENT" shall have the meaning assigned to such term in
Section 5.22(c).

          "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended, and as in force at the date this Indenture was executed, except as provided in Section 10.05.

          "U.S. GOVERNMENT OBLIGATIONS" shall have the meaning assigned to such term in Section 12.01.

          "VAT EVENT" shall have the meaning assigned to such term in Section 5.16.

          "VAT PROCEEDS" means any proceeds received by TFM from the Mexican government pursuant to the October 11, 2002 judgment by the Mexican Magistrates Court in favor of TFM related to a dispute over a value added tax certificate.

          "VAT REPURCHASE DATE" shall have the meaning assigned to such term in Section 5.16.

          "WHOLLY OWNED SUBSIDIARY" of any Person shall mean any Subsidiary of such Person of which all of the shares of Capital Stock (except directors' qualifying shares) are at the time directly or indirectly owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more of its Wholly Owned Subsidiaries.

          SECTION 1.02 COMPLIANCE CERTIFICATES AND OPINIONS. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 1.03 FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to the matters upon which such officer's certificate statement or opinion is based are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of or representations by an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representation with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 1.04 NOTICES, ETC., TO TRUSTEE AND COMPANY. Any request, demand, authorization, direction, notice, consent, waiver or act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be made, given, furnished or filed in writing to or with the Trustee at the principal office of the Trustee located at 101 Barclay Street, New York, New York 10286,
Attention: Corporate Trust Administration, telephone number (212) _______ facsimile number (212) _____________, and unless otherwise herein expressly provided, any such document shall be deemed to be sufficiently made, given, furnished or filed upon its receipt by a Responsible Officer of the Trustee, provided that if receipt of any facsimile transmission is not confirmed in writing or by facsimile by the Trustee, a copy of such transmission shall be delivered by hand or mailed, first class, postage prepaid, to the Trustee, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or sent by facsimile transmission to the Company addressed to it at Avenida de la Cuspide, No. 4755, Colonia Parques del Pedregal, 14010 Mexico, D.F., Attention: Jacinto Marina, telephone number (011) ______________, facsimile number (011) ________________, at the office maintained by the Company pursuant to Section
5.02 hereof or at any other address previously furnished in writing to the Trustee by the Company, provided that if receipt of such facsimile transmission is not confirmed in writing or by facsimile by the Company, a copy of such transmission shall be delivered by hand or mailed, first class, postage prepaid, to the Company.

          SECTION 1.05 NOTICE TO HOLDERS; WAIVER.

          (a) Where this Indenture provides for notice to Holders of Notes of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder of a Note affected by such event at the address of such Holder as it appears in the Note Register, not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice, and in the event of suspension of regular mail service or for any other reason it shall be impracticable to give such notice to Holders of Notes by mail, then such notification to Holders of Notes shall be made in the manner specified in
Section 1.05(b) and such notification shall constitute sufficient notification for every purpose hereunder. In any case where notice to Holders of Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes or the sufficiency of any notice by publication to Holders of Notes given as provided in Section 1.05(b). In computing any time period for the mailing or giving of notice of any event hereunder, the computation shall be made by counting back or forward, as appropriate, from the date of the event in question, without counting the date of such event but counting as a full day the ending date of such period no matter when notice was mailed or given on such ending date.

          (b) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          (c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          SECTION 1.06 CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with (i) another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, or (ii) any provision of the Trust Indenture Act, such required provision or such provision of the Trust Indenture Act, as the case may be, shall control.

          SECTION 1.07 EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 1.08 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 1.09 SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1.10 BENEFITS OF INDENTURE. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 1.11 GOVERNING LAW. This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

          SECTION 1.12 LEGAL HOLIDAYS. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of the principal of, premium, if any, or interest, if any, on such Note need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or redemption date, or at the Stated Maturity, provided that no additional interest shall accrue with respect to the payment due on such date for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

          SECTION 1.13 APPOINTMENT OF AGENT FOR SERVICE. By the execution and delivery of this Indenture, the Company hereby appoints CT Corporation System as its agent upon which process may be served in any legal action or proceeding which may be instituted in any Federal or State court in the Borough of Manhattan, the City of New York, arising out of or relating to the Notes or this Indenture, but for that purpose only. Service of process upon such agent at the office of such agent at 1633 Broadway, New York, New York 10019, and written notice of said service to the Company by the Person servicing the same addressed as provided by Section 1.04, shall be deemed in every respect effective service of process upon the Company in any such legal action or proceeding, and the Company hereby submits to the nonexclusive jurisdiction of any such court in which any such legal action or proceeding is so instituted. Such appointment shall be irrevocable so long as the Holders of Notes shall have any rights pursuant to the terms thereof or of this Indenture until the appointment of a successor by the Company with the consent of the Trustee and such successor's acceptance of such appointment. The Company further agrees to take any and all actions, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent or successor.

          SECTION 1.14 COUNTERPART ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                   ARTICLE TWO

                                   NOTE FORMS

          SECTION 2.01 FORMS GENERALLY. The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes as evidenced by their execution of the Notes. Any such legend or endorsement shall be delivered in writing to the Trustee by the Company.

          The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

          SECTION 2.02 FORM OF FACE OF NOTE.

                                 GRUPO TMM, S.A.

                            12% Senior Note Due 2004

CUSIP NO.
No.   $

          GRUPO TMM, S.A., a corporation duly organized and existing under the laws of the United Mexican States (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred
to), for value received, hereby promises to pay to _________, or registered assigns, the principal sum of _________ Dollars on May 15, 2004, and to pay interest thereon, from the date hereof, at the rate of 12% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on the Interest Payment Date will, as provided in such Indenture, be paid to the Person entitled to receipt of the principal amount in respect of such Note payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest and Additional Amounts, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DATED:

                                                     GRUPO TMM, S..A.

                                                     By
                                                       -------------------------

ATTEST:

--------------------------

          SECTION 2.03 FORM OF REVERSE OF NOTE. This Note is one of a duly authorized issue of Notes of the Company designated as its 12% Notes Due 2004 (herein called the "Notes"), limited in aggregate principal amount to $[-], issued under an Indenture, dated as of May __, 2003 (herein called the "Indenture"), by and between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

          The Company hereby further agrees, subject to the limitations and exceptions set forth below, that if any deduction or withholding for any present or future taxes, assessments or other governmental charges of the United Mexican States (or any political subdivision or taxing authority thereof or therein) shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company under the Notes, then the Company will pay to the Holder of a Note as additional interest such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to the Holder of such Note who, with respect to any such tax, assessment, or other governmental charge, is not resident in such jurisdiction, after such deduction or withholding, shall be not less than the amounts specified in such Note to which such Holder is entitled; provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

          (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

          (c) any tax, assessment, or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of or interest on the Notes;

          (d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Note with a request of the Company addressed to the Holder
(i) to provide information, documents and other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or
(ii) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company) or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

          (e)     any combination of items (a), (b), (c) and (d);

nor shall Additional Amounts be paid with respect to any payment of the principal of or interest on any Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Note.

          As of the Initial Issuance Date, the Company is obligated, as a result of the Mexican withholding tax of 4.9%, to pay Additional Amounts to Holders of Notes with respect to all interest payments to be made on the Notes.

          The Notes may be redeemed at the option of the Company in whole but not in part at any time, upon not less than 30 days' not more than 60 days' notice by mail, at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of Mexico (or of any political subdivision or taxing authority thereof or therein) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which Mexico (or such political subdivision or taxing authority) is a party, which becomes effective on or after the Initial Issuance Date, the Company is or would be required on the next succeeding Interest Payment Date to pay additional amounts with respect to the Notes in excess of the Additional Amounts required to be paid by the Company pursuant to the preceding paragraph, and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company. The Company will also pay to the Holders on the Redemption Date any Additional Amounts which would otherwise be payable.

          The Notes are also subject to redemption upon not less than 30 days' nor more than 60 days' notice by mail, at the election of the Company, in whole or in part, at any time within 60 days after receipt by the Company or any of its Restricted Subsidiaries, directly or indirectly, of proceeds from a Major Asset Sale in an aggregate principal amount equal to the amount of such proceeds at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest and Additional Amounts, if any, to the Redemption Date. In the case of any redemption pursuant to this paragraph, interest installments whose Stated Maturity is on or prior to the applicable Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

          In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder, or the Person designated by such Holder, hereof upon the cancellation hereof.

          The Indenture provides that, in the event of a Change of Control (as defined in the Indenture), the Company will be obligated to offer to purchase all of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued interest and Additional Amounts, if any, thereon to the purchase date.

          The Indenture provides that, subject to certain conditions, in the event of certain asset sales, the Company will be obligated to offer to purchase on a pro rata basis Notes at a purchase price equal to 100% of the principal amount thereof plus accrued interest and Additional Amounts, if any, thereon to the purchase date, with the excess net cash proceeds of such asset sale.

          If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          As provided in the Indenture and subject to the conditions set forth therein, the Company may terminate all of its obligations under the Notes, except certain specified obligations, 91 days following the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in compliance with their terms will provide money in an amount sufficient to pay the principal of, and premium, if any, and each installment of interest on the Outstanding Notes at maturity or upon redemption.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of (and premium, if any) and interest and Additional Amounts, if any, this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes (subject to the provisions on the face hereof), whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                [ASSIGNMENT FORM]

If you the holder want to assign this Note, fill in the form below:

I or we assign and transfer this Note to

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code and social security number or tax ID number)

and irrevocably appoint

________________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date:                     Your signature:
     --------------------                ---------------------------------------
                                         (Sign exactly as your name appears on
                                         the other side of this Note)

Signature Guarantee:
                    ------------------------------------------------------------

                  [FORM OF OPTION OF HOLDER TO ELECT PURCHASE]

          If you wish to elect to have this Note purchased by the Company pursuant to Section 5.16 (repurchase Offer upon a Change of Control) or 5.18 (Net Cash Proceeds Offer) of the Indenture, check the box:

                                                     / /

          If you wish to elect to have only part of this Note purchased by the Company pursuant to Section 5.16 or 5.18 of the Indenture, state the amount:
$______________.

Date:                                     Your Signature:
     --------------------                 --------------------------------------
                                          (Sign exactly as your name appears on
                                          the other side of this Note)

Signature Guarantee:
                    ------------------------------------------------------------


          SECTION 2.04 FORM OF GUARANTEE. TMM HOLDINGS, S.A. DE C.V. (hereinafter referred to as the "Guarantor," which term includes any successors or assigns under the Indenture, dated as of May __, 2003, among the Guarantor, the Company (defined below) and The Bank of New York, as trustee (the "Indenture")), has irrevocably and unconditionally guaranteed on a senior basis the Guarantee Obligations (as defined in Section 14.01 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the 12% Senior Notes due 2004 (the "Notes") of Grupo TMM, S.A., a company organized under the laws of the United Mexican States (the "Company"), whether at maturity, by acceleration, call for redemption, upon an Offer, upon a Net Cash Proceeds Offer or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article Fourteen of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon an Offer, upon a Net Cash Proceeds Offer or otherwise.

          The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

          No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantor (or any such successor entity), as such, shall have any liability for any obligations of the Guarantor under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

          This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released or until the Notes are legally defeased in accordance with the Indenture, and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectability.

          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          The obligations of the Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

          THE TERMS OF ARTICLE FOURTEEN THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

          IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

DATED:

                                               TMM HOLDINGS, S.A. DE C.V.

                                               By
                                                 -------------------------------

ATTEST:

--------------------------

          SECTION 2.05 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION. The Trustee's certificate of authentication on all Notes shall be in substantially the following form:

          This is one of the Notes referred to in the within-mentioned
Indenture.

                                           THE BANK OF NEW YORK,
                                           as Trustee

                                           By
                                             -----------------------------------
                                           Authorized Signatory


                                  ARTICLE THREE

                                    THE NOTES

          SECTION 3.01 TITLE AND TERMS. The aggregate principal amount of Notes which may be authenticated and delivered from time to time under this Indenture is limited to $376,875,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.05, 3.06, 4.08, 5.16, 5.18 and 10.06.

          The Notes shall be known and designated as the "12% Notes Due 2004" of the Company. Their Stated Maturity shall be May 15, 2004, and they shall bear interest at the rate of 12% per annum, from May __, 2003, payable on May 15, 2003.

          The principal of (and premium, if any), interest and Additional Amounts, if any, on the Notes shall be payable at the office or agency of the Company in New York, New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest and Additional Amounts, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

          The Notes shall be redeemable as provided in Article Four.

          SECTION 3.02 DENOMINATIONS; PAYMENT CURRENCY. The Notes shall be issuable only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof. All payments in respect of principal of and premium, if any, and interest on the Notes shall be in United States Dollars.

          SECTION 3.03 EXECUTION, AUTHENTICATION, DELIVERY AND DATING. The Notes shall be signed on behalf of the Company by its Chief Executive Officer, its

Director General, its Chief Operating Officer, or its Chief Financial Officer, and by its Director of Administration, its Treasurer or any other duly authorized officer. Such signatures may be manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Notes.

          Only such Notes as shall bear thereon a certificate of authentication substantially in the form herein before recited, manually executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company and the Guarantor shall bind the Company and the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company and the Guarantor to the Trustee for authentication. The Trustee shall thereupon authenticate and deliver such Notes to the Company or as directed by a Company Order, without any further action by the Company or the Guarantor.

          Each Note shall be dated the date of its authentication.

          SECTION 3.04 TEMPORARY NOTES. Pending the preparation of definitive Notes, the Company may execute, and upon compliance with Section 3.03 the Trustee shall authenticate and deliver, temporary Notes substantially of the tenor of the definitive Notes in lieu of which they are issued, which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office of agency of the Company in a Place of Payment. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations and of like tenor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 3.05 REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE. The Company shall cause to be kept at one of the offices or agencies maintained in accordance with Section 5.02 a register or registers herein sometimes collectively

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

referred to as the "NOTE REGISTER" in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Said office or agency is hereby appointed "NOTE REGISTRAR" for the purpose of registering Notes and transfers of Notes as herein provided.

          At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount and Stated Maturity, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

          Neither the Company nor the Trustee nor any agent of either shall be required (i) to issue, authenticate, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption hereunder and ending at the close of business on the day of the mailing of a notice of redemption of Notes selected for redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          SECTION 3.06 MUTILATED, DESTROYED, LOST AND STOLEN NOTES. If any mutilated Note is surrendered to the Trustee, the Company shall execute, and the Trustee shall authenticate and deliver in exchange herefor a new Note of like tenor, principal amount and Stated Maturity and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and
(ii) such security or indemnity as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor, principal amount and Stated Maturity and bearing a number not contemporaneously outstanding. If after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Company and the Trustee shall be entitled to recover such new Note from the person to whom it was delivered or any transferee thereof, except a bona fide purchaser of such new Note, and shall be entitled to recover upon the security or indemnity provided herefor to the extent of any loss, damage, cost or expense incurred by the Company or the Trustee in connection therewith.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Except as provided above, every new Note issued pursuant to this
Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 3.07 PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (which, together with interest on overdue installments of interest, to the extent legally enforceable under applicable law, at the rate borne by such Note, is herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (1) provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such Special Record Date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date herefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date herefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Notes of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          SECTION 3.08 PERSONS DEEMED OWNERS. Prior to due presentation of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company, or the Trustee shall be affected by notice to the contrary.

          SECTION 3.09 CANCELLATION. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled

Notes held by the Trustee shall be destroyed by the Trustee and, upon written request of the Company, the Trustee shall deliver to the Company a certificate of destruction in respect thereof.

          SECTION 3.10 COMPUTATION OF INTEREST. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE FOUR

                               REDEMPTION OF NOTES

          SECTION 4.01 RIGHT OF REDEMPTION.

   (a) The Notes may be redeemed at the election of the Company, in whole or in part, at any time within 60 days after receipt by the Company or any of its Restricted Subsidiaries, directly or indirectly, of proceeds from a Major Asset Sale, in an aggregate principal amount equal to the amount of such proceeds at a Redemption Price equal to 100% of the principal amount thereof, together with accrued interest and Additional Amounts, if any, to the Redemption Date.

   (b) The Notes may be redeemed at the election of the Company in whole but not in part pursuant to Section 4.09.

          SECTION 4.02 APPLICABILITY OF ARTICLE. Redemption of Notes at the election of the Company as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          SECTION 4.03 ELECTION TO REDEEM; NOTICE TO TRUSTEE. The election of the Company to redeem any Notes pursuant to Section 4.01 shall be evidenced by a Board Resolution. In case of any partial redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company

(unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee by Company Order of such Redemption Date and of the principal amount of Notes to be redeemed.

          SECTION 4.04 SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED. If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 nor less than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes of a denomination larger than $1,000.

          The Trustee shall promptly notify the Company and each Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

          SECTION 4.05 NOTICE OF REDEMPTION. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his address appearing in the Note Register.

          All notices of redemption shall state:

          (1)     the Redemption Date,

          (2) the Redemption Price and the amount of accrued interest and Additional Amounts, if any, to the Redemption Date,

          (3) if less than all of the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts to be redeemed) of the particular Notes to be redeemed,

          (4) that on the Redemption Date the Redemption Price and accrued interest and Additional Amounts, if any, will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date, and

          (5) the place or places where such Notes are to be rendered for payment of the Redemption Price and accrued interest and Additional Amounts, if any.

          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          SECTION 4.06 DEPOSIT OF REDEMPTION PRICE. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 5.03) an amount of money in immediately available funds by 10:00 a.m., New York City time, on such Redemption Date sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest and Additional Amounts on, all the Notes which are to be redeemed on that date.

          SECTION 4.07 NOTES PAYABLE ON REDEMPTION DATE. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall on the Redemption Date become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest and Additional Amounts) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, and Additional Amounts, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

          Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any notice of optional redemption during the continuance of a default in payment of interest on the Notes or of any Event of Default.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.

          SECTION 4.08 NOTES REDEEMED IN PART. Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 5.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

          SECTION 4.09 OPTIONAL REDEMPTION DUE TO CHANGES IN TAX TREATMENT. The Notes may be redeemed at the option of the Company in whole but not in part at any time at a Redemption Price equal to the principal amount thereof plus accrued interest and Additional Amounts to the date fixed for redemption if, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Mexican States (or of any political subdivision or taxing authority thereof or therein) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the United Mexican States (or such political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective after the Initial Issuance Date, the Company is or would be required to pay additional amounts with respect to the Notes in excess of the Additional Amounts payable on the Initial Issuance Date as described in
Section 2.03, and the payment of such additional amounts cannot be avoided by the use of any reasonable measures available to the Company. Prior to the giving of notice of redemption of such Notes pursuant to this Indenture, the Company will deliver to the Trustee an Officers' Certificate, stating that the Company is entitled to effect such redemption based on an Opinion of Counsel that the Company has or will become obligated to pay such additional amounts as a result of such change or amendment. Such notice, once delivered by the Company to the Trustee, will be irrevocable.

                                  ARTICLE FIVE

                                    COVENANTS

          Each of the Company and, as applicable, the Guarantor covenants that so long as any of the Notes shall remain Outstanding, and subject to
Section 5.26:

          SECTION 5.01 PAYMENTS OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. The Company will duly and punctually pay or cause to be paid the principal of, premium, if any, interest and Additional Amounts on the Notes in accordance with the terms of the Notes and this Indenture.

          SECTION 5.02 MAINTENANCE OF OFFICE OR AGENCY. The Company and the Guarantor shall maintain in New York, New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Guarantor in respect of the Notes and this Indenture may be served. The Company and the Guarantor shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency.

          The Company and the Guarantor may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company and the Guarantor of their obligation to maintain an office or agency in accordance with the requirements set forth above. The Company and the Guarantor shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          SECTION 5.03 MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest and Additional Amounts on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest and Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest and Additional Amounts on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest and Additional Amounts; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company. The Company hereby appoints the Trustee as the initial Registrar and Paying Agent for the Notes.

          SECTION 5.04 EXISTENCE. Subject to Article Eleven, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, and the rights (charter and statutory) and franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve the existence of any of its Restricted Subsidiaries (subject to Article Eleven) or any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 5.05 MAINTENANCE OF PROPERTIES; INSURANCE. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be conducted in the ordinary course consistent with the Company's custom and practice at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary.

          (b) For so long as any vessel or property is deemed to be useful to the conduct of the business of the Company or any of its Restricted Subsidiaries, the Company will, or will cause its Restricted Subsidiaries to, maintain appropriate insurance, in accordance with industry practice, on such vessels and properties.

          SECTION 5.06 PAYMENT OF TAXES. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 5.07 ANNUAL OFFICERS' CERTIFICATE TO TRUSTEE. The Company will deliver to the Trustee prior to April 30 in each year an Officers' Certificate, complying with Section 314(a)(4) of the Trust Indenture Act, from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For the purposes of such certificate, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

          SECTION 5.08 REPORTS TO BE FURNISHED TO HOLDERS. For so long as any of the Notes are outstanding, the Company will deliver to the Trustee:

          (i) within 45 business days of the close of its fiscal year, or such later time as is then permitted under Mexican law, an English translation of the unaudited consolidated financial statements of the Company, together with information sufficient to ascertain the financial condition and results of operations of the Company and its Restricted Subsidiaries, accounting for Grupo TFM and its consolidated subsidiaries under the equity method of accounting;

          (ii) within 120 days of the close of its fiscal year, or such later time as is then permitted under Mexican law, an English translation of the audited consolidated financial statements of the Company, together with information sufficient to ascertain the financial condition and results of operations of the Company and its Restricted Subsidiaries, accounting for Grupo TFM and its consolidated subsidiaries under the equity method of accounting;

          (iii) within 180 days of the close of the fiscal year, an English translation of the audited consolidated financial statements of the Company, together with a reconciliation (in the form required by the Commission) to U.S. generally accepted accounting principles, together with information sufficient to ascertain the financial condition and results of operations of the Company and its Restricted Subsidiaries, accounting for Grupo TFM and its consolidated subsidiaries under the equity method of accounting;

          (iv) within 30 business days of the close of the relevant quarter, an English translation of the unaudited quarterly consolidated financial statements of the Company, for each of the first three fiscal quarters, together with information sufficient to ascertain the financial condition and results of operations of the Company and its Restricted Subsidiaries, accounting for Grupo TFM and its consolidated subsidiaries under the equity method of accounting;

          (v) simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (ii), (iii) and (iv) above, an Officers' Certificate stating whether any Event of Default exists on the date of such certificate and, if any Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (vi) without duplication, copies of such other reports or notices as may be filed by the Company with the Commission or the New York Stock Exchange, or, if the Notes cease to be listed on the New York Stock Exchange, as would be required to be so filed if the Notes had continued to be so listed; and

          (vii) upon any officer of the Company becoming aware of the existence of an Event of Default, an Officers' Certificate setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto.

          (b) The Company will transmit or cause to be transmitted to the Holders, as soon as practicable after the mailing of such material to its stockholders, English translations of copies of all quarterly and annual financial reports distributed to its stockholders generally. Reports pursuant to this Section shall be transmitted by mail to all Holders of Notes, as the names and addresses of such Holders appear upon the Note Register.

          SECTION 5.09 FURTHER ASSURANCES. From time to time whenever reasonably demanded by the Trustee, the Company and the Guarantor will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention or facilitate the performance of the terms of this Indenture.

          SECTION 5.10 COMPANY TO FURNISH TRUSTEE INFORMATION AS TO NAMES AND ADDRESSES OF HOLDERS. The Company shall furnish or cause to be furnished to the Trustee (a) not more than 15 days after each Regular Record Date, but in any event not less frequently than semiannually, a list in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company or any of its Paying Agents other than the Trustee, as to the names and addresses of the Holders of Notes to which such Regular Record Date applies as of such Regular Record Date, and (b) at such other times as the Trustee may request in writing, within 5 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

          SECTION 5.11 WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company and the Guarantor covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Notes or the Guarantee as contemplated herein, wherever enacted now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and the Guarantor each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 5.12 LIMITATION ON RESTRICTED PAYMENTS.

          (a) The Company shall not, and shall cause its Restricted Subsidiaries not to, directly or indirectly, (i) declare or pay any dividend on, or make any distribution to the holders of, any Capital Stock of the Company, other than dividends or distributions

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payable in Capital Stock of the Company (other than Disqualified Stock); (ii)
repay, redeem or otherwise acquire or retire for value (other than through the issuance of Capital Stock of the Company (excluding Disqualified Stock)) any Capital Stock of the Company or any of its Restricted Subsidiaries, other than any such repayment, redemption, acquisition or retirement of such Capital Stock held by the Company or its Restricted Subsidiaries; (iii) prepay, repay, redeem, defease or otherwise acquire or retire for value (other than through the issuance of Capital Stock of the Company (excluding Disqualified Stock)), prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any of its Restricted Subsidiaries that ranks junior in right of payment to the Notes, except as permitted pursuant to Section 5.14(b)(vii); or (iv) make any Investment in any Affiliate of the Company other than (A) an Investment by the Company or any of its Restricted Subsidiaries in the Company or any such Restricted Subsidiaries or in TFM or any other Affiliate that is bidding for or has obtained concessions or railroad assets from the Mexican government with respect to the ownership or operation of railroads in Mexico, or (B) an Investment by the Company or any Restricted Subsidiary arising as a result of, or in connection with, a Qualifying Disposition (the foregoing actions set forth in clauses (i) through (iv) being referred to hereinafter as "RESTRICTED PAYMENTS") if at the time of any such Restricted Payment, and after giving effect thereto on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Consolidated Net Worth of the Company and its Restricted Subsidiaries shall be less than $250,000,000, (3) the Company could not incur at least $1.00 of additional Indebtedness pursuant to Section 5.14(a), or (4) the aggregate amount of all Restricted Payments declared or made after the Initial Issuance Date including such Restricted Payment (the value of any such payment, if other than cash, shall be the value determined in good faith by the Board of Directors and evidenced by a Board Resolution) shall exceed the sum of:

          (A) 50% of the aggregate Consolidated Net Income (or, in the event such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to January 1, 1993 to the end of the fiscal quarter immediately preceding such Restricted Payment (treated as a single accounting period), plus

          (B) the aggregate net cash proceeds received by the Company from the issuance or sale (other than to a Restricted Subsidiary of the Company) subsequent to January 1, 1993 of Capital Stock of the Company (excluding Disqualified Stock) including any such shares issued upon exercise of any rights, options or warrants or upon the conversion of any Indebtedness of the Company, plus

          (C)     $10,000,000.

          (b) The provisions of this Section 5.12 will not prevent (i) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration, (ii) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company solely out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of shares of Capital Stock (other than Disqualified Stock) or (iii) purchases by the

Company of shares of its Capital Stock pursuant to the terms of the Company's share repurchase program as in effect on the Initial Issuance Date. For purposes of calculating the aggregate amount of Restricted Payments made pursuant to clause (4) of the first paragraph of Section 5.12(a), (A) payments made under clauses (i) and (ii) of this Section 5.12(b) shall be included in such amount and payments made under clause (iii) of this Section 5.12(b) shall be excluded, provided that dividends paid within 60 days of the date of declaration shall be deemed to be paid at the date of declaration and (B) any Restricted Payments made by Grupo Servia prior to the effective date of the Merger shall be excluded.

          (c) Prior to making any Restricted Payment under this Section 5.12 (other than a permitted Restricted Payment described in Section 5.12(b)(iii)), the Company shall deliver to the Trustee an Officers' Certificate setting forth the computation by which the amount available for Restricted Payments was determined. The Trustee shall have no duty or responsibility to determine the accuracy or correctness of this computation and shall be fully protected in relying on such Officers' Certificate.

          SECTION 5.13 LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase or lease any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or make any loan, advance or capital contribution to, or for the benefit of, an Affiliate of the Company or any direct or indirect holder of 10% or more of the shares of Capital Stock of the Company outstanding or with an Affiliate of any such holder (an "AFFILIATE TRANSACTION") unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable arm's length transaction with an unrelated Person, (ii) with respect to a transaction or series of related transactions involving aggregate consideration equal to or greater than $1 million, such transaction or series of related transactions is approved by a majority of the Board of Directors, including a majority of the disinterested directors and evidenced by a Board Resolution and (iii) with respect to a transaction or series of related transactions involving aggregate consideration greater than $10 million, an opinion as to the fairness of such transaction or series of related transactions to the Company or such Restricted Subsidiary from a financial point of view is issued to the Company by an independent investment banking firm of national standing. Notwithstanding the foregoing, Affiliate Transactions shall not include (i) the payment of reasonable fees to directors or executive officers of the Company or any Restricted Subsidiary of the Company; and (ii) any transaction between or among the Company and any of its Restricted Subsidiaries in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries.

          SECTION 5.14 LIMITATION ON INDEBTEDNESS.

          (a) Subject to the other provisions of this Section 5.14, the Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, create, incur, issue, suffer to exist, assume, guarantee or otherwise become directly or indirectly liable with respect to, any Indebtedness (collectively, an "INCURRENCE"), provided that the Company or any of its Restricted Subsidiaries may incur additional Indebtedness if, at the time of the original incurrence of such Indebtedness and after giving effect thereto on a pro forma basis, the Consolidated Debt Service Coverage Ratio for the Company for the four fiscal quarters immediately preceding such incurrence for which quarterly financial statements are available in accordance with Section 5.08, taken as one period, is greater than 2.0 to 1.0.

          (b) Notwithstanding the foregoing, Indebtedness may be incurred as follows:

          (i) Indebtedness of the Company and its Restricted Subsidiaries existing on the Initial Issuance Date;

          (ii) Indebtedness of the Company evidenced by the Notes and the Indenture;

          (iii) Indebtedness of the Company or a Restricted Subsidiary owing to a Restricted Subsidiary or the Company, provided that any such Indebtedness owing by the Company to a Restricted Subsidiary shall rank junior in right of payment to the Notes;

          (iv) Acquired Indebtedness of the Company or any Restricted Subsidiary of the Company, provided that such Indebtedness if incurred by the Company would be in compliance with paragraph (a) of this Section 5.14;

          (v) (A) Indebtedness of a Restricted Subsidiary of the Company under guarantees of Indebtedness otherwise permitted to be incurred pursuant to this Section 5.14 and (B) Indebtedness of the Company under guarantees of Indebtedness otherwise permitted to be incurred pursuant to this Section 5.14;

          (vi) Indebtedness of the Company or a Restricted Subsidiary of the Company in respect of letters of credit for the benefit of trade vendors issued in the ordinary course of business in an aggregate amount not exceeding $20 million at any one time outstanding;

          (vii) Indebtedness issued in exchange for, or the proceeds of which are used to repay or refund or refinance or discharge or otherwise retire for value, Indebtedness of the Company or any of its Restricted Subsidiaries permitted under clauses (i), (ii), (iv), (vii), (viii), (ix) and (x) of this paragraph (b) or under paragraph (a) above ("REFINANCING INDEBTEDNESS") in a principal amount (or if such Refinancing Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue amount not to exceed such principal amount), not to exceed the principal amount of the Indebtedness so refinanced (or, if the Indebtedness being refinanced was issued with original issue discount, the original issue amount) plus customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; provided that
(A) Refinancing Indebtedness of any Restricted Subsidiary of the Company shall not be used to refund or refinance outstanding Indebtedness of the Company, and
(B) with respect to any

Refinancing Indebtedness which refinances Indebtedness which ranks junior in right of payment to the Notes, (x) such Refinancing Indebtedness is subordinated in right of payment at least to the same extent as the Indebtedness to be refunded or refinanced if such Indebtedness had remained outstanding and (y) the Refinancing Indebtedness has an Average Life and Stated Maturity which is equal to or greater than the Indebtedness to be repaid or refunded or refinanced or discharged or otherwise retired for value at the time of such incurrence, provided further that, for the purpose of determining the amount of Indebtedness that has been incurred pursuant to any of foregoing enumerated clauses, there shall be included in each such clause the principal amount then outstanding of any Indebtedness originally incurred pursuant to such clause and thereafter refinanced pursuant to this clause (vii) and any subsequent refinancings thereof.

          (viii) Indebtedness of the Company or any of its Restricted Subsidiaries incurred to finance the cost of acquisition, construction, refurbishing, modification to or alteration of vessels used or to be used in the business of the Company or its Restricted Subsidiaries;

          (ix) Indebtedness of the Company or any of its Restricted Subsidiaries under Currency Agreements and Interest Rate Agreements; provided that the obligations under such agreements are related to payment obligations incurred in compliance with this Indenture and that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

          (x) Indebtedness of the Company or any of its Restricted Subsidiaries in an amount that, when added to the amount of all other Indebtedness previously incurred and outstanding pursuant to this clause (x), does not exceed 15% of the Company's Consolidated Net Tangible Assets at the time such new Indebtedness is incurred; and

          (xi) Indebtedness, to the extent the net proceeds thereof are promptly applied to defease any of the Notes as described below under Section
12.1 and to pay fees, expenses, premiums and other payment obligations related to such defeasance.

          SECTION 5.15 LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of such Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by, or pay any Indebtedness owed to, the Company or its Restricted Subsidiaries, (b) make loans or advances to the Company or its Restricted Subsidiaries, (c) transfer any of its properties or assets to the Company or its Restricted Subsidiaries or (d) guarantee any Indebtedness of the Company, except for such encumbrances or restrictions existing under or by reason of: (i) applicable law; (ii) any instrument governing Acquired

Indebtedness permitted to be incurred under Section 5.14, which encumbrances or restrictions are not applicable to any Person or the properties or assets of any Person, other than the Person so acquired, or the property or assets of the Person so acquired or its consolidated Subsidiaries; (iii) any restrictions existing under agreements in effect on the date of this Indenture; (iv) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary; (v) any agreement governing Indebtedness restricting the sale or other disposition of property securing such Indebtedness if such agreement does not expressly restrict the ability of a Restricted Subsidiary to pay dividends or to make distributions, loans or advances; (vi) customary restrictions in leases relating to property covered thereby; or (vii) this Indenture.

          SECTION 5.16 CHANGE OF CONTROL OR RECEIPT OF VAT PROCEEDS. If (a)
(i) any person or group within the meaning of Section 13(d)(3) of the Exchange Act (a "GROUP") together with any Affiliates and Associates of any thereof, other than (A) the Serrano Segovia family, its Affiliates and Associates, and (B) the CPO Trustee and any successor to the CPO Trustee, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange
Act) at least 35% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company; provided that, in the event 100% of the total voting power of all classes of the Company's Capital Stock entitled to vote generally in the election of directors of the Company is held by any other Person, a Change of Control shall be determined with respect to the Company as if the Company was such other Person; or (ii) the Company is liquidated or dissolved or the stockholders of the Company adopt a plan for the liquidation or dissolution of the Company (each a "CHANGE OF CONTROL"); or, (b) TFM (or any successor entity to TFM) receives (i) prior to the TFM Sale, any amounts in respect of the currently pending VAT dispute and the Company or any of its Restricted Subsidiaries receives, directly or indirectly, any cash proceeds from TFM (whether by way of dividends, advances or the purchase of capital stock or otherwise), or (ii) at the time of or after the TFM Sale, the additional amounts payable by KCS upon the receipt by TFM of the VAT payment (each a "VAT EVENT"), then the Company shall make an offer (an "OFFER") to holders of the Notes then outstanding, as to clause (a) of this paragraph, to purchase all of the Notes then outstanding on a date 60 days after a change of control (the "CHANGE OF CONTROL REPURCHASE DATE") at a purchase price equal to 100% of their principal amount plus accrued and unpaid interest through the Change of Control Repurchase Date and additional amounts, if any, and, as to clause
(b) of this paragraph, to apply the net cash VAT Proceeds so received by the Company or its Restricted Subsidiaries, net of any taxes payable on receipt of such amounts (but not in excess of the Company's pro rata share of the amount of the VAT Proceeds received by TFM) to purchase all or any part of the Notes on a date 60 days after such receipt (the "VAT REPURCHASE DATE") at 100% of the principal amount thereof plus accrued and unpaid interest through the VAT Repurchase Date and additional amounts, if any. In the event that the funds available for an Offer pursuant to this paragraph are less than would be required to redeem all Notes tendered in that Offer, selection for redemption of Notes that are tendered will be made on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to the procedures of DTC), unless that method is otherwise prohibited by law or the requirements of the principal national securities exchange, if any, on which the Notes are then listed, in which case selection shall be by lot or by any other method as the Trustee shall deem fair and appropriate. No Notes of a principal amount of $1,000 or less shall be redeemed in part and Notes of a principal amount in excess of $1,000 may be redeemed in part in multiples of $1,000 only.

          (a) The Company shall provide the Trustee with notice of an Offer and with all information required to accompany such notice, not more than ten days after a Change of Control or VAT Event.

          (b) Notice of an Offer shall be mailed by the Trustee (at the Company's expense) not more than ten Business Days after receipt by the Trustee of the notice in accordance with 5.16(a) to all Holders of the Notes at their last registered addresses appearing in the Notes Register. The Offer shall remain open from the time of the mailing until the Change of Control Repurchase Date or the VAT Repurchase Date, as the case may be. The notice shall be accompanied by the most recently filed annual report (including audited consolidated financial statements) of the Company and the most recent subsequently filed quarterly report of the Company (or in the event the Company is not required to prepare any of the foregoing reports, the comparable information required pursuant to Section 5.08). The Company shall provide the Trustee with copies of all materials to be delivered with such notice. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer. The notice shall state:

          (1) that the Offer is being made pursuant to this Section 5.16, the reason for the Offer and the amount of Notes tendered that will be accepted for payment;

          (2) the material circumstances and relevant material facts regarding the reasons for the Offer;

          (3) the purchase price and the Change of Control Repurchase Date or VAT Repurchase Date, as the case may be;

          (4) the name and address of the Paying Agent and the Trustee and that Notes must be surrendered to the Paying Agent to collect the purchase price;

          (5) that any Note not tendered or accepted for payment will continue to accrue interest;

          (6) that any Note accepted for payment pursuant to the Offer shall cease to accrue interest after the Repurchase Date;

          (7) that each Holder electing to have a Note purchased pursuant to an Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Repurchase Date;

          (8) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Business Day immediately preceding the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the certificate number of Notes the Holder delivered and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (9) that Holders will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered if such Holders only desire part of such Notes to be purchased; and

          (10) any other information required by applicable law, rules and regulations.

          To the extent that any of the procedures relating to the making and accepting of an Offer conflict with the provisions of the Exchange Act, other applicable federal or state law, or the regulations which may be promulgated thereunder, such provisions of the Exchange Act, other applicable federal or state law, or the regulations which may be promulgated thereunder shall govern such Offer in lieu of, and only to the extent of, such conflicting procedures.

          (c) On the Change of Control Repurchase Date or VAT Repurchase Date, as the case may be, the Company shall (i) accept for payment Notes or portions thereof surrendered pursuant to the Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted, and that the Paying Agent will have funds available to promptly mail or deliver such payments in accordance with the following sentence, and (iii) deliver to the Trustee

Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered if such Holders only desire portions of their Notes to be purchased. The Company will publicly announce the results of the Offer on or as soon as practicable after the Repurchase Date. For purposes of this Section 5.16, the Trustee shall act as the Paying Agent.

          SECTION 5.17 LIMITATION ON LIENS. The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property or assets (including assets acquired after the Initial Issuance Date and Capital Stock of any Restricted Subsidiary of the Company), except for (i) Liens securing Indebtedness of the Company that ranks pari passu in right of payment to the Notes, if the Notes are secured equally and ratably with such Indebtedness; (ii) scheduled Liens outstanding on the Initial Issuance Date; (iii) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings; provided, that adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiaries, as the case may be, in conformity with IAS; (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen or other like Liens arising in the ordinary course of business and not discharged for a period of not more than 90 days after notice thereof or which are being contested in good faith by appropriate proceedings; (v) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; (vi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Restricted Subsidiary; (vii) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay; (viii) Liens securing Acquired Indebtedness, provided that such Liens attach solely to the assets of the acquired entity and do not extend to or cover any other assets of the Company or any of its Restricted Subsidiaries; (ix) Liens to secure all or any part of the purchase price of property acquired or constructed (including construction of improvements or additions to improvements on existing property), or to secure debt incurred solely to finance the acquisition or construction (including construction of improvements or additions to improvements on existing property) of such property ("PURCHASE MONEY LIENS"), by the Company or any of its Restricted Subsidiaries, provided that such Purchase Money Liens (A) attach solely to the property which is the subject of the transaction giving rise to such obligation and does not extend to or cover any other property and (B) attach within 180 days of the date of the acquisition or completion of construction of such property; (x) pledges by the Company of receivables relating to property which is the subject of a permitted Purchase Money Lien, in an aggregate amount not to exceed $50 million at any one time outstanding; (xi) any interest or title of a lessor pursuant to a lease constituting a

Capitalized Lease Obligation; (xii) Liens on any assets acquired by the Company or any of its Restricted Subsidiaries after the Initial Issuance Date, which Liens were in existence on or prior to the acquisition of such assets (to the extent that such Liens were not created in contemplation of such acquisition), provided that such Liens are limited to the asset so acquired and the proceeds thereof; (xiii) Liens securing Indebtedness owed to the Company by any of its Restricted Subsidiaries; (xiv) additional Liens ("ADDITIONAL LIENS") securing Indebtedness outstanding from time to time not greater than the difference between the amount of outstanding Indebtedness on the Initial Issuance Date secured by Liens under clause (ii) above ("EXISTING LIENS") and the amount of outstanding Indebtedness secured by Existing Liens at the time of the creation, incurrence or assumption of the Additional Lien, provided that the Additional Lien shall not extend to assets other than those covered by Existing Liens, except as otherwise permitted hereunder; (xv) restrictions on the disposition of securities imposed by applicable law or by contract with respect to securities received in connection with any Qualifying Disposition or interests arising in connection with any joint venture agreement; and (xvi) any renewal of or substitution for any Lien permitted by any of the preceding clauses, provided that the Indebtedness secured is not increased nor the Lien extended to any additional assets. This Section 5.17 does not authorize the incurrence of any Indebtedness not otherwise permitted by Section 5.14.

          SECTION 5.18 RESTRICTION ON ASSET DISPOSITIONS.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (i) the consideration received from such Asset Disposition is equal to or greater than the fair market value of the assets or stock sold (as determined in good faith by the Board of Directors and evidenced by a Board Resolution) and (ii) at least 80% of the consideration received from such Asset Disposition is in the form of cash; PROVIDED that (A) the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary which are assumed by the transferee of such assets, including any Indebtedness of a Restricted Subsidiary whose stock is purchased by the transferee, and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this Section 5.18(a) and (B) this clause (ii) shall not apply in the case of any Qualifying Disposition.

          (b) The Company may apply, or cause its Restricted Subsidiaries to apply 100% of such Net Cash Proceeds as follows: (a) other than in the case of a Major Asset Sale, within 180 days of receipt of Net Cash Proceeds from such Asset Disposition to (i) the prepayment or repurchase of the Notes or the prepayment, repayment or repurchase of any other Indebtedness of the Company and its Restricted Subsidiaries which ranks pari passu with the Notes; or (ii) the purchase of assets or businesses in the shipping, transportation and distribution services industry; and (b) in the case of a Major Asset Sale, within 60 days of the receipt of such Net Cash Proceeds to the redemption of the Notes in accordance with Article 4 hereof. Any Net Cash Proceeds which are not applied as permitted by the immediately preceding sentence shall constitute "Excess Proceeds." If at any time the aggregate amount of Excess Proceeds exceeds

5% of the original aggregate principal amount outstanding of the Notes, the Company shall offer to purchase (a "NET CASH PROCEEDS OFFER") from all Holders of Notes on a date not later than 60 days after the date on which (x) in the case of clause (a) above, Excess Proceeds first exceed 5% of the original aggregate principal amount outstanding of the Notes, and (y) in the case of clause (b) above, the receipt of cash proceeds from the Major Asset Sales (the "NET CASH PROCEEDS PURCHASE DATE"), pursuant to the procedures set forth in Section 5.18(d), the maximum principal amount of Notes that may be purchased with such Excess Proceeds at a purchase price in cash equal to 100% of the principal amount thereof plus accrued interest and Additional Amounts, if any, to the Net Cash Proceeds Purchase Date. Notwithstanding the foregoing, we may use up to $15 million from the Port Sale for working capital and payment of expenses relating to the Exchange Offers, the Port Sale and the TFM sale. To the extent that the aggregate amount of Notes tendered pursuant to such offer is less than the amount of Excess Proceeds, the Company shall use such portion of the Excess Proceeds that is not used to purchase Notes so tendered (i) to reduce Indebtedness of the Company or any Restricted Subsidiary, (ii) to acquire assets or businesses engaged in the shipping, transportation and distribution services industry, or (iii) for general corporate purposes and to pay expenses relating to the Exchange Offers, the Port Sale and the TFM Sale. Until such time as the Net Cash Proceeds from any Asset Disposition are applied in accordance with this
Section 5.18(b), such Net Cash Proceeds shall be segregated from the other assets of the Company and its Restricted Subsidiaries and invested in Cash Equivalents. For purposes of this Section 5.18, the principal amount of Notes for which a Net Cash Proceeds Offer shall be made is referred to as the "NET CASH PROCEEDS OFFER AMOUNT."

          (c) The Company may credit against its obligation to make a Net Cash Proceeds Offer pursuant to Section 5.18(b), 100% of the principal amount of Notes which have been acquired by the Company and surrendered for cancellation after the making of the Net Cash Proceeds Offer and which have not been used as a credit against or acquired pursuant to any prior obligation to make an offer to purchase Notes pursuant to Section 5.16 or this Section 5.18. The Company shall provide the Trustee with notice of a Net Cash Proceeds Offer and with all information required to accompany such notice at least 45 days before such Net Cash Proceeds Purchase Date.

          (d) Notice of a Net Cash Proceeds Offer shall be mailed by the Trustee (at the Company's expense) not less than 30 days nor more than 45 days before the Net Cash Proceeds Purchase Date to the Holders of the Notes at their last registered addresses appearing in the Note Register. The Net Cash Proceeds Offer shall remain open from the time of mailing until the Net Cash Proceeds Purchase Date. The notice shall be accompanied by the most recently filed annual report (including audited consolidated financial statements) of the Company and the most recent subsequently filed quarterly report of the Company (or in the event the Company is not required to prepare any of the foregoing reports, the comparable information required pursuant to Section 5.08). The Company shall provide the Trustee with copies of all materials to be delivered with such notice. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Cash Proceeds Offer. The notice shall state:

          (1) that the Net Cash Proceeds Offer is being made pursuant to this Section 5.18 and the reason for the Net Cash Proceeds Offer;

          (2) the purchase price, the Net Cash Proceeds Offer Amount and the Net Cash Proceeds Purchase Date;

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          (3)     the name and address of the Paying Agent and the Trustee and that Notes must be surrendered to the Paying Agent to collect the purchase price;

          (4) that any Note not tendered or accepted for payment will continue to accrue interest;

          (5) that any Note accepted for payment pursuant to the Net Cash Proceeds Offer shall cease to accrue interest after Net Cash Proceeds Purchase Date;

          (6) that each Holder electing to have a Note purchased pursuant to a Net Cash Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Net Cash Proceeds Purchase Date;

          (7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Business Day immediately preceding the Net Cash Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the certificate number of the Notes the Holder delivered and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (8) that if Notes in a principal amount in excess of the Net Cash Proceeds Offer Amount are surrendered pursuant to the Net Cash Proceeds Offer, the Company shall purchase Notes on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

          (9) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

          (10) any other information required by applicable law, rules and regulations.

          To the extent that any of the procedures relating to the making and accepting of a Net Cash Proceeds Offer conflict with the provisions of the Exchange Act, other applicable federal or state law, or the regulations which may be promulgated thereunder, such provisions of the Exchange Act, other applicable federal or state law, or the regulations which may be promulgated thereunder shall govern such Net Cash Proceeds Offer in lieu of, and only to the extent of, such conflicting procedures.

          (e) On the Net Cash Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof surrendered pursuant to the Net Cash Proceeds Offer (on a pro rata basis if required pursuant to paragraph
(d)(8) above), (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted, and that the Paying Agent will have funds available to

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promptly mail or deliver such payments in accordance with the following sentence, and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holders thereof. The Company will publicly announce the results of the Net Cash Proceeds Offer on or as soon as practicable after the Net Cash Proceeds Purchase Date. For purposes of this Section 5.18, the Trustee shall act as the Paying Agent.

          SECTION 5.19 LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction unless (i) the Company or such Restricted Subsidiary could have incurred Indebtedness and secured a Lien on Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the provisions of Sections 5.14 and 5.17 or (ii) the proceeds of such sale and leaseback transaction are at least equal to the fair value (as determined in good faith by the Board of Directors and evidenced by a Board Resolution) of the property and the Company or such Restricted Subsidiary applies or causes to be applied an amount in cash equal to the net proceeds from such sale to (A) purchase Notes or Indebtedness ranking pari passu with the Notes or (B) purchase assets or businesses in the shipping, transportation and distribution services industry, in each case within 180 days of the effective date of any such sale.

          SECTION 5.20 LIMITATION ON ISSUANCE OF SUBORDINATED INDEBTEDNESS. The Company shall not, directly or indirectly, incur, create or assume any Indebtedness of the Company (other than Indebtedness of the Company which is convertible into Capital Stock (other than Disqualified Stock) of the Company) which (i) is subordinate or junior in right of payment of principal, premium, if any, or interest to the Notes and (ii) requires any principal payment, redemption payment or sinking fund payment thereon, or purchase thereof, in whole or in part, to be made prior to the final Stated Maturity of the Notes; provided that this Section 5.20 shall not prohibit the incurrence of Indebtedness owing by the Company to any Restricted Subsidiary.

          SECTION 5.21 LIMITATION ON INVESTMENTS. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Investment in any Person except: (i) any Investment in any Cash Equivalent; (ii) any Investment in an amount not in excess of the amount of Restricted Payments that the Company would be permitted to make under Section 5.12 immediately prior to the making of such Investment; (iii) Investments in any Person engaged in the same or a similar line of business as the Company and its consolidated Subsidiaries or made for the purpose of maintaining, enhancing the productivity of or expanding the capabilities of the Company and its consolidated Subsidiaries in the worldwide transportation, shipping and distribution services industry, including Investments that are part of, or directly related to, a Qualifying PEMEX Securitization Transaction; (iv) Investments, not to exceed

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$15 million at any one time outstanding, in the publicly traded equity securities of any other companies; (v) Investments arising as a result of a Qualifying Disposition; or (vi) scheduled Investments existing on the Initial Issuance Date.

          SECTION 5.22 [Intentionally omitted.]

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          SECTION 5.23 LIMITATION ON BUSINESS ACTIVITIES. The Company shall not, and shall not permit any of the Restricted Subsidiaries to, engage in any type of business other than the businesses the Company and its consolidated Subsidiaries are engaged in on the date of the Indenture, other business activities within the worldwide transportation, shipping and distribution services industry, and other business activities complementary, incidental or reasonably related thereto.

          SECTION 5.24 ADDITIONAL COVENANTS APPLICABLE TO THE COMPANY, THE GUARANTOR AND TMM MULTIMODAL.

          (a) The Company shall not assign, transfer, sell or otherwise divest of any of its ownership interest in the Guarantor while the Guarantee is in effect.

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          (b)     The Company shall cause the Guarantor and TMM Multimodal not to, and the Company and the Guarantor shall not and shall cause TMM Multimodal not to:

                  (i) directly or indirectly, create, incur, issue, suffer to exist, assume, guarantee or otherwise become directly or indirectly liable with respect to, any Indebtedness, except for, in the case of the Guarantor, the Guarantee;

                  (ii) create, incur, assume or suffer to exist any Lien upon any of its property or assets (including assets acquired after the date of this Indenture), except for Liens for taxes, assessments or other governmental charges not yet delinquent;

                  (iii) except in accordance with Section 5.22 or in a Qualifying Disposition, sell, assign, lease, transfer or hedge, directly or indirectly, any shares of common stock of TMM Multimodal, in the case of the Guarantor, or any shares of common stock of Grupo TFM, in the case of TMM Multimodal, held on or after the date of this Indenture; provided that such shares may be sold for cash so long as any Net Cash Proceeds from such sale are promptly and irrevocably deposited with the Trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for the purpose of payment of principal and interest on the Outstanding Notes, in the form of money or U.S. Government Obligations, and the Trustee shall have been irrevocably instructed to apply such trust funds to the payment of principal and interest on the Outstanding Notes; or

                  (iv) engage in any business activity except as required or contemplated under this Indenture.

          SECTION 5.25 PAYMENTS FOR CONSENT. None of the Company, any of its consolidated Subsidiaries or any of their respective Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          SECTION 5.26 COVENANT SUSPENSION.

     (a) During any Suspension Period, the Company and its Restricted Subsidiaries shall not be subject to, and no Event of Default shall occur based on any breach by the Company or a Restricted Subsidiary of, the provisions of Sections 5.12, 5.14, 5.16, 5.18, 5.20, 5.21 and 5.23, and paragraphs (3) and (4)
of Section 11.01. Subject to the preceding sentence, (i) for purposes of Section 5.12, (A) any Restricted Payments made on or after a Reversion Date shall be calculated as if such covenant had been in

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effect during the entire period of time from the Initial Issuance Date, and (B)
such covenant shall not prohibit any payments in respect of any Indebtedness incurred during any Suspension Period that ranks junior in right of payment to the Notes (provided that any such payments shall be taken into account for purposes of calculating the ability of the Company to make other Restricted Payments hereunder); (ii) for purposes of Section 5.14, on the Reversion Date, all Indebtedness incurred during the applicable Suspension Period shall be deemed to have been incurred (A) pursuant to Section 5.14(a) or an applicable provision of Section 5.14(b), as determined by the Company (to the extent that such Indebtedness would be permitted to be incurred under any such provision as of the Reversion Date and after giving effect to any Indebtedness incurred during the Suspension Period and outstanding on the Reversion Date), and (B) to the extent not permitted by clause (A), shall be deemed to be Indebtedness existing on the Initial Issuance Date; and (iii) for purposes of compliance with
Section 5.23, any activities engaged in by the Company and its Restricted Subsidiaries on the Reversion Date shall be deemed to have been engaged in by the Company and its Restricted Subsidiaries on the date of this Indenture.

     (b) On and after the first Suspension Date, if any, to occur, the Guarantor shall no longer be subject to, and no Event of Default shall occur based on any breach by the Guarantor of, Sections 5.02, 5.09, 5.11, 5.22 and 5.24.

                                   ARTICLE SIX

                                    REMEDIES

          SECTION 6.01 EVENTS OF DEFAULT. "EVENT OF DEFAULT," wherever used herein, means any one of the following events:

          (1) default in the payment of any interest or Additional Amount upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Note when due or at its maturity; or

          (3) default in the observance or performance by the Company of its obligations under Section 5.04 or Article Eleven; or

          (4) default in the performance, or breach, of any other covenant or warranty of the Company or the Guarantor in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

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          (5)     a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company other than under untendered 9 1/2% Notes due 2003 or any Restricted Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced indebtedness for money borrowed, individually or in the aggregate, in excess of $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

          (6) the failure of the Guarantor to continue to hold unencumbered the common stock of TMM Multimodal held by it on the date of this Indenture (or such other securities as may be held by the Guarantor in lieu of such common stock following a Qualifying Disposition), or the failure of TMM Multimodal to continue to hold unencumbered the common stock of Grupo TFM held by it on the date of this Indenture (or such other securities as may be held by TMM Multimodal in lieu of such common stock following a Qualifying Disposition);

          (7)     the entry by a court having jurisdiction in the premises of
(A) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law (each, a "BANKRUPTCY LAW") or (B) a decree or order adjudging the Company or any Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

          (8) the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or such Restricted Subsidiary in an involuntary case or proceeding under any Bankruptcy Law (each, a "BANKRUPTCY LAW") or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Restricted Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or such Restricted Subsidiary in furtherance of any such action; or

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          (9)     a final judgment or final judgments for the payment of money are entered by a court of competent jurisdiction against the Company or any Restricted Subsidiary and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or (B) such judgment remains unsettled, undischarged or unstayed for a period (during which execution shall not be effectively stayed) of 60 consecutive days after such judgment becomes final, provided that the aggregate of all such judgments exceeds $10,000,000.

          SECTION 6.02 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

          (A) all overdue interest and Additional Amounts, if any, on all Notes,

          (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes,

          (C) to the extent that payment of such interest is lawful, interest upon overdue interest and Additional Amounts, if any, at the rate borne by the Notes, and

          (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 6.03 COLLECTION OF INDEBTEDNESS BY TRUSTEE; TRUSTEE MAY PROVE DEBT. The Company covenants that:

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          (1)     in case default shall be made in the payment of any
installment of interest or Additional Amounts on any of the Notes, as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or

          (2) in case default shall be made in the payment of the principal of or premium, if any, on any of the Notes when and as the same shall have become due and payable, whether upon maturity of the Notes or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount that then shall have become due and payable on such Notes for principal and premium, if any, interest and Additional Amounts with interest upon the overdue principal and premium, if any, of each such Note and (to the extent legally enforceable under applicable law) upon any installments of interest and Additional Amounts, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder.

          In addition to the rights and powers set forth in Section 317(a) of the Trust Indenture Act, the Trustee shall be entitled to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of the Notes allowed in any judicial proceeding relative to the Company, the Guarantor or other obligor upon the Notes, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 6.04 TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Notes or the property of the Company, the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or

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interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and any predecessor trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor trustee, their agents and counsel) and of the Holder allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor trustee, their agents and counsel, and any other amounts due the Trustee and any predecessor trustee under
Section 7.06.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.05 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES. All rights of action and claims under this Indenture or the Notes (including the Guarantee) may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          SECTION 6.06 APPLICATION OF MONEY OR PROPERTY COLLECTED. Subject to Article Thirteen, any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any), interest or Additional Amounts, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee and any predecessor trustee under Section 7.06; and

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          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any), interest and Additional Amounts on the Notes in respect of which or for the benefit of which such money or property has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest and Additional Amounts, respectively.

          SECTION 6.07 LIMITATION ON SUITS. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

          it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 6.08 RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 6.09 RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred

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upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.10 DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 6.11 CONTROL BY HOLDERS. The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

          (1) direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee may decline to follow any such direction if the Trustee in good faith by its board of directors or executive committee of directors or Responsible Officers of the Trustee shall determine that the action or proceeding so directed would involve it in personal liability, or if the Trustee in good faith shall determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders not joining in the giving of such direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

          SECTION 6.12 WAIVER OF PAST DEFAULTS. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any), interest or Additional Amounts on any Note, or

          (2) in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

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          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE SEVEN

                             CONCERNING THE TRUSTEE

          SECTION 7.01 DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

          (b)     Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee or which the Trustee relies on, the Trustee shall examine the certificates and opinions submitted to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its negligent actions, its negligent failure to act or its willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11; and

          (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, cost, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it.

          (g) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (h)     The Trustee shall make payments pursuant to Sections 5.01,
5.16 and 5.18 to the Holders as soon as practicable after receipt from the Company of the funds.

          SECTION 7.02 CERTAIN RIGHTS OF TRUSTEE. Except as otherwise provided in Section 315 of the Trust Indenture Act:

          (a) The Trustee may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by the (i) Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, its President or any Vice President and (ii) its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

          (c) Before it acts or refrains from acting, the Trustee may consult with counsel and the advice of counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (e) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

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          (f)     Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture or other paper or document with respect to the Notes unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided, however, that (i) if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during normal business hours and upon reasonable notice, the books, records and premises relevant to such inquiry or investigation, either personally or by agent or attorney; and (ii) if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

          (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) The Trustee shall not be deemed to have knowledge of a default or Event of Default until a Responsible Officer has received written notice thereof; and

          (i) The Trustee shall not have any duty, express or implied, to monitor the financial condition of the Company.

          SECTION 7.03 TRUSTEE NOT RESPONSIBLE FOR RECITALS, ETC. The recitals contained herein and in the Notes and the Guarantee, except the Trustee's certificate and the representation as to the power of the Trustee to enter into this Indenture and accept and execute the trusts hereby created, shall be taken as the statements of the Company and the Guarantor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be (i) accountable for the use or application by the Company of any of the Notes or of the proceeds of such Notes, (ii) accountable for any money paid to the Company, or upon the Company's direction, if made under and in accordance with any provision of this Indenture, or (iii) responsible for the use or application of any money received by any Paying Agent other than itself.

          SECTION 7.04 TRUSTEE AND OTHERS MAY HOLD NOTES. The Trustee or any Paying Agent or Note Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any other obligor on the Notes with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

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          SECTION 7.05 MONEYS HELD BY TRUSTEE OR PAYING AGENT. Subject to
Sections 12.02 and 12.03, all moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon. So long as no Event of Default other than an Event of Default under subparagraph (3) of
Section 6.01 shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon a Company Order. The provisions of this Section 7.05 shall not apply to the Company acting as its own Paying Agent pursuant to Section 5.03.

          SECTION 7.06 COMPENSATION OF TRUSTEE AND ITS LIEN. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall be agreed to from time to time by the Company and the Trustee and which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as herein otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon.

          Subject to the further provisions of this paragraph, the Company also covenants and agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability, claim, damage or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including liability which the Trustee may incur as a result of failure to withhold, pay or report taxes arising out of the transactions contemplated by this Indenture (other than taxes based on the Trustee's income) and including the costs and expenses of defending itself against any claim or liability in the premises. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company shall have no obligation to pay for any settlement of any such claim made without its consent.

          The obligations of the Company under this Section shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes.

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          When the Trustee incurs expenses or renders services after an Event of
Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.07 RIGHT OF TRUSTEE TO RELY ON CERTIFICATE OF CERTAIN OFFICERS. Except as otherwise provided in Section 315 of the Trust Indenture Act, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

          SECTION 7.08 PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE. The Trustee hereunder shall at all times be a corporation which complies with the requirements of the Trust Indenture Act, having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority to which it is subject, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.09.

          SECTION 7.09 RESIGNATION AND REMOVAL OF TRUSTEE; APPOINTMENT OF SUCCESSOR. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice to the Company and by giving notice of such resignation to the Holders of Notes in the manner provided in Section
1.05. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Note or Notes for at least six months may, subject to the requirements of Section 315(e) of the Trust Indenture Act, on behalf of such Holder and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b)     In case at any time any of the following shall occur:

          (1) the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request herefor by the Company or by any such Holder, or

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          (2)     the Trustee shall become incapable of acting, or shall be
adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee, and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the trustee so removed and one copy to the successor trustee, or, subject to the requirements of Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Note or Notes for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (c) The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the trustee so removed, to the successor trustee so appointed and to the Company, the evidence provided for in Section
8.01 of the action taken by the Holders.

          (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to this Section shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 7.10.

          SECTION 7.10 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. Any successor trustee appointed under Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights, powers and trusts of the Trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 7.06.

          No successor trustee with respect to the Notes shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall with respect to the Notes be qualified under the Trust Indenture Act and eligible under Section 7.08.

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          Upon acceptance of appointment by a successor trustee, the Company shall give notice of the succession of such trustee hereunder to the Holders of Notes in the manner provided in Section 1.05. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

          SECTION 7.11 MERGER, CONVERSION OR CONSOLIDATION OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such successor trustee shall be qualified under the Trust Indenture Act and eligible under the provisions of Section 7.08 hereof and
Section 310(a) of the Trust Indenture Act.

          SECTION 7.12 AUTHENTICATING AGENTS. There may be an Authenticating Agent appointed by the Trustee from time to time with power to act on its behalf and subject to its direction in connection with the authentication and delivery of Notes issued upon exchange, transfer or redemption thereof as fully to all intents and purposes as though such Authenticating Agent (the "AUTHENTICATING AGENT") had been expressly authorized to authenticate and deliver Notes, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as though authenticated by the Trustee hereunder. For all purposes of this Indenture (except in the case of original issuance of Notes and the issuance of Notes in replacement of lost, stolen, mutilated or destroyed Notes), the authentication and delivery of Notes by an Authenticating Agent appointed pursuant to the provisions of this Section shall be deemed to be the authentication and delivery of such Notes "by the Trustee," and whenever this Indenture provides (except in the case of original issuance of the Notes and the issuance of Notes in replacement of lost, stolen, mutilated or destroyed Notes) that "the Trustee shall authenticate and deliver" Notes, such authentication and delivery by any Authenticating Agent shall be deemed to be authentication and delivery by the Trustee. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or the District of Columbia, with a combined capital and surplus of at least $25,000,000 and authorized under such laws to act as an authenticating agent, duly registered to act as such, if and to the extent required by applicable law and subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of its condition at least annually, pursuant to law or the requirements of such authority, then for the purposes of this Section
7.12 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible to act as such in accordance with the provisions of this Section 7.12, it shall resign immediately in the manner and with the effect herein specified in this Section 7.12.

          Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any

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merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible to act as such in accordance with the provisions of this Section 7.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent or such successor corporation.

          Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice or resignation or upon a termination, or in case at any time any Authenticating Agent shall cease to be eligible to act as such in accordance with the provisions of this Section 7.12, the Trustee may appoint a successor authenticating agent. Upon the appointment, at any time after the original issuance of any of the Notes, of any successor, additional or new authenticating agent, the Trustee shall give written notice of such appointment to the Company and shall at the expense of the Company give notice of such appointment to all Holders of Notes in the manner provided in Section 1.05. Any successor authenticating agent upon acceptance of its appointment pursuant to the provisions of this Section shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if initially named as an Authenticating Agent herein. No successor authenticating agent shall be appointed unless eligible to act as such in accordance with the provisions of this Section 7.12.

          Any Authenticating Agent by the acceptance of its appointment shall be deemed to have represented to the Trustee that it is eligible for appointment as Authenticating Agent under this Section and to have agreed with the Trustee that: it will perform and carry out the duties of an Authenticating Agent as herein set forth, including, among other things, the duties to authenticate and deliver Notes when presented to it in connection with exchanges, registrations of transfer or redemptions thereof; it will keep and maintain, and furnish to the Trustee from time to time as requested by the Trustee, appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; and it will notify the Trustee promptly if it shall cease to be eligible to act as Authenticating Agent in accordance with the provisions of this Section 7.12. Any Authenticating Agent by the acceptance of its appointment shall be deemed to have agreed with the Trustee to indemnify the Trustee against any loss, liability or expense incurred by the Trustee and to defend any claim asserted against the Trustee by reason of any acts or failures to act of such Authenticating Agent, but such Authenticating Agent shall have no liability for any action taken by it in accordance with the specific written direction of the Trustee.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation and expenses for its services (to the extent such compensation is not paid by the Company), and the Trustee shall be entitled to be reimbursed for such payments subject to the provisions of Section 7.06.

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          The provisions of Sections 7.03, 7.04 and 7.07 shall inure to the benefit of each Authenticating Agent to the same extent that they inure to the benefit of the Trustee.

          If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

          This is one of the Notes referred to in the within-mentioned
Indenture.

                                    THE BANK OF NEW YORK,
                                    As Trustee

                                    By
                                      -------------------------------
                                    As Authenticating Agent

                                    By
                                      -------------------------------
                                    Authorized Signatory

          SECTION 7.13 REPORTS BY TRUSTEE. On or before March 1, in every year, so long as any Notes are outstanding hereunder, the Trustee shall transmit to the Holders a brief report, dated as of the preceding February 1, and as otherwise required by Section 313 of the Trust Indenture Act in accordance with the procedures set forth in said Section.

          SECTION 7.14 TRUSTEE RISK. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the requirements of the Trust Indenture Act.

                                  ARTICLE EIGHT

                             CONCERNING THE HOLDERS

          SECTION 8.01 EVIDENCE OF ACTION TAKEN BY HOLDERS. Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), such action may be taken by (i) any instrument or any number of instruments of similar tenor executed in person or by agent or proxy appointed in writing, (ii) vote of the Holders of Notes at a meeting duly called and held in accordance with the provisions of Article Nine, or (iii) a combination of such instrument or instruments and such vote, and the fact that at the time of taking any such action the Holders of such

                                       72
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specified percentage or majority have joined therein may be evidenced by (a)
such instrument or instruments (b) the record of such vote, or (c) a combination of such instrument or instruments and any such record, and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments and/or such record are delivered to the Trustee, and where expressly required, to the Company.

          SECTION 8.02 PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF NOTES. Subject to the provisions of Sections 7.01, 7.02 and 9.05 hereof and
Section 315 of the Trust Indenture Act, proof of the execution of any instrument by a Holder or his agent or proxy and proof of the holding by any person of any of the Notes shall be sufficient if made in the following manner:

          The fact and date of the execution by any such person of any instrument may be proved by the certificate of any notary public or other officer authorized to take acknowledgments of deeds to be recorded in any State within the United States, that the person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument may also be proved in any other manner which the Trustee may deem sufficient.

          The ownership of Notes may be proved by the Note Registrar or by a certificate of the Note Registrar.

          If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders of Notes entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company's discretion in accordance with Section 316(c) of the Trust Indenture Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent and waiver or other act may be sought or given before or after the record date, but only the Holders of Notes of record at the close of business on such record date shall be deemed to be the Holders of Notes for the purpose of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the Notes Outstanding shall be computed as of such record date.

          The Trustee may require such additional proof, if any, of any matter referred to in this Section 8.02 as it shall deem necessary.

          The record of any Holders' meeting shall be proved as provided in
Section 9.06.

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          SECTION 8.03 RIGHT OF REVOCATION OF ACTION TAKEN. At any time prior to
(but not after) the earlier of (a) the evidencing to the Trustee, as provided in
Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, and (b) such earlier date as shall be established by the Company and notice of which shall have been provided to the Holders, any Holder of a Note the serial number of which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future holders and owners of such Note, and of any Note issued in exchange herefor or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note or any Note issued in exchange herefor or in place thereof. Any action taken by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Notes.

                                  ARTICLE NINE

                                HOLDERS' MEETINGS

          SECTION 9.01 PURPOSES FOR WHICH HOLDERS' MEETINGS MAY BE CALLED. A meeting of Holders may be called at any time and from time to time pursuant to this Article Nine for any of the following purposes:

          (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article Six;

          (b) to remove the Trustee and appoint a successor trustee pursuant to Article Seven;

          (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 10.02; or

          (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

          SECTION 9.02 CALL OF MEETINGS BY TRUSTEE. The Trustee may at any time call a meeting of Holders to be held at such time and at such place in The City of New York as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Trustee, in the manner provided in Section 1.05,

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not less than 20 nor more than 180 days prior to the date fixed for the meeting, to the Holders of the Notes.

          SECTION 9.03 COMPANY AND HOLDERS MAY CALL MEETING. In case the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Notes then Outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have made the mailing of the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of such Notes in the amount above specified may determine the time and the place in The City of New York for such meeting and may call such meeting to take any action authorized in Section 9.01, by giving notice thereof as provided in
Section 9.02.

          SECTION 9.04 PERSONS ENTITLED TO VOTE AT MEETING. To be entitled to vote at any meeting of Holders a person shall, as of the opening of business on the date of such meeting, be (a) a Holder of one or more Notes or (b) a person appointed by an instrument in writing as proxy for the Holder or Holders of such Notes by a Holder of one or more such Notes. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

          SECTION 9.05 DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETING. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meting as it shall think fit. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 8.02 or other proof. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 8.02 and the appointment of any proxy shall be proved in the manner specified in said Section 8.02 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

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          At any meeting each Holder of a Note or proxy shall be entitled to one vote for each $1 principal amount of Notes held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by such chairman or instruments in writing as aforesaid duly designating such chairman as the person to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to Section
9.02 or 9.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

          At any meeting, the presence of persons holding or representing Notes in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority of the Notes represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

          SECTION 9.06 COUNTING VOTES AND RECORDING ACTION OF MEETING. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the serial numbers and principal amounts of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.02. The record shall show the serial numbers of the Notes voting in favor of or against each resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall, absent manifest error, be conclusive evidence of the matters therein stated.

                                   ARTICLE TEN

                             SUPPLEMENTAL INDENTURES

          SECTION 10.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or

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more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company or the Guarantor, and the assumption by any such successor of the covenants of the Company or the Guarantor herein and in the Notes; or

          (2) to add to the covenants of the Company or the Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantor; or

          (3) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action pursuant to this clause (3) shall not adversely affect the interests of the Holders.

          SECTION 10.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest or Additional Amounts thereon is payable, impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date), or release, or amend in a manner adverse to the holders of the new notes, the obligation of the Guarantor under Sections 14.01 and 14.02 to make payments under the Guarantee, or

          (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (3) modify any of the provisions of this Section or Section 6.12, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

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          It shall not be necessary for any act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

          SECTION 10.03 EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 10.04 EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 10.05 CONFORMITY WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 10.06 REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee and the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                 ARTICLE ELEVEN

                              SUCCESSOR CORPORATION

          SECTION 11.01 WHEN COMPANY MAY MERGE, ETC. The Company shall not consolidate with, merge with or into, or transfer, directly or indirectly by lease, assignment, sale or otherwise, including, without limitation, as a result of the merger or consolidation of a Restricted Subsidiary with any other Person (collectively, a "TRANSFER"), all or substantially all of its assets in one transaction or a series of related transactions to, any Person or group of affiliated Persons or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions in the aggregate would result in a transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries on a consolidated basis, unless:

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          (1)     either the Company shall be the continuing Person, or the
Person formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred or to which all or substantially all of the assets of the Company and its Restricted Subsidiaries are transferred (the "SURVIVING ENTITY") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or Mexico and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture; provided that a corporation at all times shall be a co-obligor together with the continuing Person or transferee if the continuing Person or transferee is itself not a corporation;

          (2) immediately before and immediately after giving effect to such transaction no Default or Event of Default exists;

          (3) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company and its Restricted Subsidiaries or the surviving entity is equal to or greater than the Consolidated Net Worth of the Company and its Restricted Subsidiaries immediately prior to the transaction;

          (4) immediately after giving effect to such transaction, the Company or the surviving entity could incur at least $1.00 of additional Indebtedness under Section 5.14(a) hereof; and

          (5) the Company has delivered to the Trustee an Officers' Certificate (attaching, except during the pendency of a Suspension Period, the arithmetic computations to demonstrate compliance with paragraphs (3) and (4)) and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer or lease and such supplemental indenture comply with this
Section 11.01(a) and that all conditions precedent herein provided for relating to such transactions have been complied with.

          Notwithstanding anything in this Section 11.01, this Article Eleven shall not apply to any transfer that is a Qualifying Disposition. SECTION

          11.02 SUCCESSOR CORPORATION. Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 11.01, except as otherwise provided herein, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.

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                                 ARTICLE TWELVE

            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

          SECTION 12.01 TERMINATION OF COMPANY'S OBLIGATIONS. The Company may terminate all of its obligations under the Notes and this Indenture, except those obligations referred to below, if:

          (a) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

          (b) either (i) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for giving the notice of redemption or (ii) if the Notes do not mature or are not to be called for redemption in accordance with clause (i) hereof, the Company shall have delivered to the Trustee either (A) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 12.01(b)(ii) and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (B) an Opinion of Counsel from nationally recognized United States counsel, to the same effect as the ruling described in clause (A) above with no material qualifications and, in the case of either clause (i) or (ii):

          (1) subject to applicable stock exchange requirements, if any, the Company irrevocably deposits with the Trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations, maturing as to principal and interest in such amounts and at such times as are sufficient (in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of such interest on such U.S. Government Obligations, to pay principal of and interest on the Outstanding Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, provided that the Trustee shall have been irrevocably instructed to apply such trust funds to the payment of principal and interest on the Outstanding Notes;

          (2) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit or shall occur on or before 90 days after the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

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          (3)     the Company shall have paid or caused to be paid all sums then payable by the Company hereunder and under the Notes;

          (4) such deposit shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the Trust Indenture Act;

          (5) the Company has delivered to the Trustee an Opinion of Counsel from nationally recognized United States counsel, with no material qualifications, stating that (A) the deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an investment company" under the Investment Company Act of 1940, as amended, and (B) upon making the deposit, a valid trust is created at the time of such deposit and the Holders of the Notes will have the sole beneficial ownership interest under applicable law in the money or U.S. Government Obligations so deposited in such trust, except that the Opinion of Counsel referred to in this clause (B) may contain a qualification that in the event that a court of competent jurisdiction were to determine that the trust funds remained property of the Company after such deposit, the Holders of the Notes will have a nonavoidable first priority perfected security interest under applicable law in the money or U.S. Government Obligations so deposited, which security interest will not be subject to any prior rights of holders of any other Indebtedness; and

          (6) the Company shall take any and all acts necessary to create and perfect, in favor of the Holders of the Notes, a first priority security interest in the money or U.S. Government Obligations so deposited and shall take any other action and execute and deliver any other documents that may reasonably be requested by the Trustee to effectuate such security interest, and shall do all of the above at such appropriate time so that such security interest shall attach to the deposit at the time such deposit is made;

and in either case of (a) or (b) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

          It is the intention of the parties hereto that a valid trust for the benefit of the Holders of the Notes be created at the time that the Company makes the deposit pursuant to Section 12.0l(b)(l). The security interest in such deposit that is granted herein to the Holders of the Notes is intended solely as protection for the Holders of the Notes in the event that a court of competent jurisdiction were to determine either that (i) such trust had not been validly created or (ii) such trust is not enforceable.

          Notwithstanding the foregoing clause (b), prior to the end of the 90-day period referred to in clause (b)(2) above none of the Company's obligations under this Indenture shall be discharged, and subsequent to the end of such 90-day period the Company's obligations in Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.06, 5.01, 5.02, 5.04, 5.11, 7.06, 7.09, 12.02, 12.03 and 12.04
shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.06, 12.03 and 12.04 shall survive. If and when a ruling from the Internal Revenue Service or Opinion of Counsel referred to in clause (b)(ii) above is able to be provided specifically without

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regard to, and not in reliance upon, the continuance of the Company's obligations under the Notes and Section 5.01, then the Company's obligations under the Notes and Sections 5.01 and 5.02 shall cease upon delivery to the Trustee of such ruling or opinion and compliance with the other conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture.

          After a deposit and delivery of an Officers' Certificate and an Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture, the Trustee upon request shall acknowledge in writing the satisfaction and discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

          "U.S. GOVERNMENT OBLIGATIONS" means non-callable, direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

          SECTION 12.02 APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to
Section 12.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

          SECTION 12.03 REPAYMENT TO COMPANY. Subject to Section 12.02 the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or Notes held by them at any time and they shall thereupon be relieved from all liability with respect to such money.

          The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Company shall have first caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

          SECTION 12.04 REINSTATEMENT. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 12.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
12.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 12.02; provided that if the Company has made any payment of interest on or principal of any Note because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

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                                ARTICLE THIRTEEN

         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

          SECTION 13.01 PERSONAL IMMUNITY FROM LIABILITY OF INCORPORATORS, STOCKHOLDERS, ETC. No recourse under or upon any obligation, covenant or agreement of this Indenture or any indenture supplemental hereto, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator or against any past, present or future stockholder, officer, director, employee or agent, as such, of the Company or the Trustee or any Paying Agent or Authenticating Agent or of any successor thereto, either directly or through the Company or the Trustee or any Paying Agent or Authenticating Agent or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and issue of the Notes.

                                ARTICLE FOURTEEN

                                    GUARANTEE

          SECTION 14.01 GUARANTEE. By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that it is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services. Accordingly, subject to the provisions of this Article Fourteen, the Guarantor hereby unconditionally guarantees on a senior basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of, and premium and interest on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon an Offer, upon a Net Cash Proceeds Offer or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, upon a Net Cash Proceeds Offer or otherwise, subject, however, in the case of clauses (i) and
(ii) above, to the limitations set forth in Section 14.05 (collectively, the "GUARANTEE OBLIGATIONS"). An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Trustee or the Holders of Notes to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the Guarantee Obligations of the Company.

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          Subject to the provisions of this Article Fourteen, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. The Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "BENEFITED PARTY") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Company, any Benefited Party, any creditor of the Guarantor or the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed;
(d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; and (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal. The Guarantee shall be discharged upon the earlier of: (i) the first Suspension Date and (ii) the payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture or as provided in Article Fourteen, and after such termination is not reinstated except as set forth in the immediately succeeding paragraph.

          If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantor, or any trustee or similar official acting in relation to either the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article Six hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

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          SECTION 14.02 EXECUTION AND DELIVERY OF GUARANTEE. To evidence the
Guarantee set forth in Section 14.01 hereof, the Guarantor agrees that a notation of the Guarantee substantially in the form included in Section 2.04 shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor by an officer of the Guarantor.

          The Guarantor agrees that the Guarantee set forth in this Article Fourteen shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantees.

          If an officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

          SECTION 14.03 WHEN THE GUARANTOR AND TMM MULTIMODAL MAY MERGE, ETC.

          (a) The Guarantor shall not consolidate with or merge with or into any Person or group of affiliated Persons.

          (b) TMM Multimodal shall not consolidate with or merge with or into any Person or group of affiliated Persons, unless (i) such merger or consolidation is a Qualifying Disposition and (ii) all of the following conditions are satisfied:

          (A) either TMM Multimodal shall be the continuing Person, or the Person formed by such consolidation or into which TMM Multimodal is consolidated or merged (the "surviving entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or Mexico;

          (B) both immediately before and immediately after giving effect to such consolidation or merger, no Default or Event of Default has occurred and is continuing; and

          (C) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger complies with this Section 14.03 and that all conditions precedent herein provided for relating to such merger or consolidation have been complied with.

          SECTION 14.04 APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTOR.

          (a) For purposes of any provision of this Indenture that provides for the delivery by the Guarantor of an Officers' Certificate and/or an Opinion of Counsel,

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the definitions of such terms in Section 1.01 shall apply to the Guarantor as if references therein to the Company were references to the Guarantor.

          (b) Any request, direction, order or demand that by any provision of this Indenture is to be made by the Guarantor, shall be sufficient if evidenced as described in Section 1.04 as if references therein to the Company were references to the Guarantor.

          (c) Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on the Guarantor may be given or served as described in
Section 1.04 as if references therein to the Company were references to the Guarantor.

          (d) Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 1.02 hereof as if all references therein to the Company were references to the Guarantor.

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          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                       GRUPO TMM, S.A.,
                                         as Issuer

                                       By:
                                          -------------------------------------

                                       Name: Jacinto Marina
                                       Title: Chief Financial Officer


                                       TMM HOLDINGS, S.A. DE C.V.,
                                         as Guarantor

                                       By:
                                          -------------------------------------

                                       Name:
                                       Title:


                                       THE BANK OF NEW YORK,
                                         as Trustee

                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

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